                                                                  Exhibit 99.2
                                                                  TC3

                                  JAMBOREE LLC
                                   $20,000,000
            _____% CLASS B SENIOR SUBORDINATED SECURED NOTES DUE 2002

                              --------------------


                                   ----------

                                    INDENTURE


                       Dated as of                  , 1997

                                   ----------



                                   ----------

                       STATE STREET BANK AND TRUST COMPANY

                                   as TRUSTEE

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE
  ACT SECTION                                                  INDENTURE SECTION
310  (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
     (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
     (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
     (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
     (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
311  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
312  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.07
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.03
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.03
313  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06
     (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06,10.03
     (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06,12.02
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06,12.02
314  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.09
     (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.05
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.02
     (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.04
     (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.04
     (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.04
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.05
     (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
315  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.05
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.11
316  (a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . . 2.09
     (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.05
     (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.04
     (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.07
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.15

TRUST INDENTURE
  ACT SECTION                                                  INDENTURE SECTION
317  (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.08
     (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.09
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.04
318  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.01
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.01

     N.A. means not applicable.
*    This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                       Page

                                        ARTICLE I.
                  DEFINITIONS AND INCORPORATION BY REFERENCE . . . . .   1
1.01.        DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .   1
1.02.        OTHER DEFINITIONS . . . . . . . . . . . . . . . . . . . .  14
1.03.        INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT . . . .  15
1.04.        RULES OF CONSTRUCTION . . . . . . . . . . . . . . . . . .  15

                                        ARTICLE II.
                                       THE NOTES . . . . . . . . . . .  16
2.01.        FORM AND DATING . . . . . . . . . . . . . . . . . . . . .  16
2.02.        MATURITY  . . . . . . . . . . . . . . . . . . . . . . . .  16
2.03.        AMORTIZATION  . . . . . . . . . . . . . . . . . . . . . .  16
2.04.        EXECUTION AND AUTHENTICATION  . . . . . . . . . . . . . .  16
2.05.        REGISTRAR AND PAYING AGENT  . . . . . . . . . . . . . . .  17
2.06.        PAYING AGENT TO HOLD MONEY IN TRUST . . . . . . . . . . .  17
2.07.        LISTS OF HOLDERS OF THE NOTES . . . . . . . . . . . . . .  18
2.08.        TRANSFER AND EXCHANGE . . . . . . . . . . . . . . . . . .  18
2.09.        REPLACEMENT NOTES . . . . . . . . . . . . . . . . . . . .  19
2.10.        OUTSTANDING NOTES . . . . . . . . . . . . . . . . . . . .  19
2.11.        TREASURY NOTES  . . . . . . . . . . . . . . . . . . . . .  19
2.12         TEMPORARY NOTES . . . . . . . . . . . . . . . . . . . . .  20
2.13         CANCELLATION  . . . . . . . . . . . . . . . . . . . . . .  20
2.14.        DEFAULTED INTEREST  . . . . . . . . . . . . . . . . . . .  20
2.15.        RECORD DATE . . . . . . . . . . . . . . . . . . . . . . .  21
2.16.        CUSIP NUMBER  . . . . . . . . . . . . . . . . . . . . . .  21

                                       ARTICLE III.
                       REDEMPTION AND PURCHASE OF NOTES  . . . . . . .  21
3.01.        REDEMPTION GENERALLY  . . . . . . . . . . . . . . . . . .  21
3.02.        SELECTION OF NOTES TO BE REDEEMED . . . . . . . . . . . .  21
3.03.        NOTICE OF REDEMPTION OR PURCHASE  . . . . . . . . . . . .  22
3.04.        EFFECT OF NOTICE OR EXERCISE OF RIGHTS  . . . . . . . . .  23
3.05.        DEPOSIT OF REDEMPTION OR PURCHASE PRICE . . . . . . . . .  24
3.06.        NOTES REDEEMED OR PURCHASED IN PART . . . . . . . . . . .  24
3.07.        OPTIONAL REDEMPTION . . . . . . . . . . . . . . . . . . .  24
3.08.        PURCHASE AT HOLDERS OPTION  . . . . . . . . . . . . . . .  24
3.09.        COVENANT TO COMPLY WITH SECURITIES LAWS UPON PURCHASE OF
             NOTES . . . . . . . . . . . . . . . . . . . . . . . . . .  26
3.10.        REPAYMENT TO THE ISSUER . . . . . . . . . . . . . . . . .  26

                                  ARTICLE IV.
                                   COVENANTS . . . . . . . . . . . . .  27
4.01.        PAYMENT OF PRINCIPAL AND INTEREST; PAYMENTS IN KIND . . .  27
4.02.        MAINTENANCE OF OFFICE OR AGENCY . . . . . . . . . . . . .  27
4.03.        OFFICERS' AND ACCOUNTANTS' CERTIFICATES AS TO COMPLIANCE   27
4.04.        CONDUCT OF BUSINESS; MANAGEMENT; TITLE INSURANCE  . . . .  28
4.05.        PAYMENT OF TAXES, ETC . . . . . . . . . . . . . . . . . .  29
4.06.        PRESERVATION OF EXISTENCE, ETC  . . . . . . . . . . . . .  31
4.07.        FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . .  31
4.08.        LIMITATION ON INVESTMENTS . . . . . . . . . . . . . . . .  32
4.09.        LIENS, ETC  . . . . . . . . . . . . . . . . . . . . . . .  32
4.10.        INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . . . .  34
4.11.        LEASE OBLIGATIONS . . . . . . . . . . . . . . . . . . . .  35
4.12.        RESTRICTED PAYMENTS . . . . . . . . . . . . . . . . . . .  35
4.13.        TRANSACTIONS WITH AFFILIATES  . . . . . . . . . . . . . .  35
4.14.        NEW SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . .  36
4.15.        RESERVE ACCOUNTS  . . . . . . . . . . . . . . . . . . . .  36
4.16.        REQUIRED INSURANCE  . . . . . . . . . . . . . . . . . . .  36
4.17.        GENERAL INSURANCE REQUIREMENTS  . . . . . . . . . . . . .  37
4.18.        DELIVERY OF INSURANCE POLICIES, PAYMENT OF PREMIUMS . . .  37

4.19.        INDEMNIFICATION; SUBROGATION; WAIVER OF OFFSET  . . . . .  38
4.20.        EVENT OF LOSS . . . . . . . . . . . . . . . . . . . . . .  40
4.21.        INVESTMENT COMPANY ACT  . . . . . . . . . . . . . . . . .  41
4.22.        STAY, EXTENSION AND USURY LAWS  . . . . . . . . . . . . .  41

                                  ARTICLE V.
                                  SUCCESSORS . . . . . . . . . . . . .  41
5.01.        MERGER, CONSOLIDATION OR SALE OF ASSETS . . . . . . . . .  41
5.02.        SUCCESSOR ENTITY SUBSTITUTED  . . . . . . . . . . . . . .  42

                                        ARTICLE VI.
                             DEFAULTS AND REMEDIES . . . . . . . . . .  43
6.01.        EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . .  43
6.02.        ACCELERATION  . . . . . . . . . . . . . . . . . . . . . .  44
6.03.        OTHER REMEDIES  . . . . . . . . . . . . . . . . . . . . .  45
6.04.        WAIVER OF PAST DEFAULTS . . . . . . . . . . . . . . . . .  45
6.05.        DIRECTION BY HOLDERS  . . . . . . . . . . . . . . . . . .  45
6.06.        LIMITATION ON SUITS . . . . . . . . . . . . . . . . . . .  46
6.07.        RIGHTS OF HOLDERS TO RECEIVE PAYMENT  . . . . . . . . . .  46
6.08.        COLLECTION SUIT . . . . . . . . . . . . . . . . . . . . .  46
6.09.        PROOFS OF CLAIM . . . . . . . . . . . . . . . . . . . . .  47
6.10.        PRIORITIES  . . . . . . . . . . . . . . . . . . . . . . .  47
6.11.        UNDERTAKING FOR COSTS . . . . . . . . . . . . . . . . . .  48
6.12.        RESTORATION OF RIGHTS AND REMEDIES  . . . . . . . . . . .  48

                                       ARTICLE VII.
                                  THE TRUSTEE  . . . . . . . . . . . .  48
7.01.        DUTIES OF THE TRUSTEE . . . . . . . . . . . . . . . . . .  48
7.02.        RIGHTS OF THE TRUSTEE . . . . . . . . . . . . . . . . . .  50
7.03.        INDIVIDUAL RIGHTS OF THE TRUSTEE, THE COLLATERAL AGENT
             AND AGENTS  . . . . . . . . . . . . . . . . . . . . . . .  51
7.04.        DISCLAIMER  . . . . . . . . . . . . . . . . . . . . . . .  51
7.05.        NOTICE OF DEFAULTS  . . . . . . . . . . . . . . . . . . .  51
7.06.        REPORTS BY THE TRUSTEE TO HOLDERS OF THE NOTES  . . . . .  52
7.07.        COMPENSATION  . . . . . . . . . . . . . . . . . . . . . .  52
7.08.        REPLACEMENT OF THE TRUSTEE  . . . . . . . . . . . . . . .  53
7.09.        SUCCESSOR TRUSTEE BY MERGER, ETC  . . . . . . . . . . . .  54
7.10.        ELIGIBILITY; DISQUALIFICATION . . . . . . . . . . . . . .  54
7.11.        PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER  . .  54

                                       ARTICLE VIII.
                                  DEFEASANCE . . . . . . . . . . . . .  54
8.01.        OPTION TO EFFECT DEFEASANCE . . . . . . . . . . . . . . .  54
8.02.        DEFEASANCE AND DISCHARGE  . . . . . . . . . . . . . . . .  55
8.03.        CONDITIONS TO CLASS B DEFEASANCE  . . . . . . . . . . . .  55
8.04.        DEPOSITED MONEY AND GOVERNMENTAL SECURITIES TO BE HELD IN
             TRUST; OTHER MISCELLANEOUS PROVISIONS . . . . . . . . . .  56
8.05.        REPAYMENT TO THE ISSUER . . . . . . . . . . . . . . . . .  57
8.06.        REINSTATEMENT . . . . . . . . . . . . . . . . . . . . . .  57

                                        ARTICLE IX.
                       AMENDMENT, SUPPLEMENT AND WAIVER  . . . . . . .  57
9.01.        WITHOUT CONSENT OF HOLDERS  . . . . . . . . . . . . . . .  58
9.02.        WITH CONSENT OF HOLDERS . . . . . . . . . . . . . . . . .  58
9.03.        COMPLIANCE WITH TRUST INDENTURE ACT . . . . . . . . . . .  60
9.04.        REVOCATION AND EFFECT OF CONSENTS . . . . . . . . . . . .  60
9.05.        NOTATION ON OR EXCHANGE OF NOTES  . . . . . . . . . . . .  60
9.06.        THE TRUSTEE TO SIGN AMENDMENTS, ETC . . . . . . . . . . .  61
9.07.        CONSENT OF CLASS A TRUSTEE  . . . . . . . . . . . . . . .  61

                                        ARTICLE X.
                            COLLATERAL AND SECURITY  . . . . . . . . .  61
10.01.       COLLATERAL DOCUMENTS  . . . . . . . . . . . . . . . . . .  61
10.02.       RECORDING AND OPINIONS  . . . . . . . . . . . . . . . . .  62
10.03.       RELEASE OF COLLATERAL . . . . . . . . . . . . . . . . . .  62
10.04.       CERTIFICATES OF THE ISSUER  . . . . . . . . . . . . . . .  62
10.05.       AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE COLLATERAL
             AGENT UNDER THE COLLATERAL DOCUMENTS  . . . . . . . . . .  62
10.06.       AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER
             THE COLLATERAL DOCUMENTS  . . . . . . . . . . . . . . . .  63
10.07.       TERMINATION OF SECURITY INTEREST  . . . . . . . . . . . .  63

10.08.       COLLATERAL AGENT'S DUTIES . . . . . . . . . . . . . . . .  63
10.09.       HAZARDOUS MATERIALS . . . . . . . . . . . . . . . . . . .  63
10.10.       INSPECTIONS . . . . . . . . . . . . . . . . . . . . . . .  64
10.11.       TITLE . . . . . . . . . . . . . . . . . . . . . . . . . .  65

                                        ARTICLE XI.
                                 SUBORDINATION . . . . . . . . . . . .  65
11.01.       NOTES SUBORDINATED TO SENIOR INDEBTEDNESS; NO PAYMENT . .  65
11.02.       LIQUIDATION; DISSOLUTION; BANKRUPTCY  . . . . . . . . . .  66
11.03.       DEFAULT ON SENIOR INDEBTEDNESS  . . . . . . . . . . . . .  67
11.04.       WHEN DISTRIBUTION MUST BE PAID OVER . . . . . . . . . . .  67
11.05.       NOTICE BY ISSUER  . . . . . . . . . . . . . . . . . . . .  68
11.06.       SUBROGATION . . . . . . . . . . . . . . . . . . . . . . .  68
11.07.       RELATIVE RIGHTS . . . . . . . . . . . . . . . . . . . . .  68
11.08.       SUBORDINATION MAY NOT BE IMPAIRED BY ISSUER OR HOLDERS OF
             SENIOR INDEBTEDNESS . . . . . . . . . . . . . . . . . . .  69
11.09.       DISTRIBUTION OR NOTICE TO REPRESENTATIVES . . . . . . . .  70
11.10.       RIGHTS OF TRUSTEE AND PAYING AGENT  . . . . . . . . . . .  70
11.11.       TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN
             ABSENCE OF NOTICE . . . . . . . . . . . . . . . . . . . .  70
11.12.       TRUSTEE'S COMPENSATION NOT PREJUDICED . . . . . . . . . .  70
11.13.       OFFICERS' CERTIFICATE . . . . . . . . . . . . . . . . . .  70
11.14.       NAMES OF REPRESENTATIVES  . . . . . . . . . . . . . . . .  71
11.15.       ARTICLE NOT TO PREVENT EVENTS OF DEFAULT  . . . . . . . .  71
11.16.       RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON
             SUBORDINATION PROVISIONS  . . . . . . . . . . . . . . . .  71
11.17.       PROOF OF CLAIM  . . . . . . . . . . . . . . . . . . . . .  71
11.18.       NO FIDUCIARY DUTY CREATED TO HOLDERS OF SENIOR
             INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . . . .  71
11.19.       THIRD PARTY BENEFICIARY . . . . . . . . . . . . . . . . .  72

                                       ARTICLE XII.
                                 MISCELLANEOUS . . . . . . . . . . . .  72
12.01.       TRUST INDENTURE ACT CONTROLS  . . . . . . . . . . . . . .  72
12.02.       NOTICES . . . . . . . . . . . . . . . . . . . . . . . . .  72
12.03.       COMMUNICATION BY THE HOLDERS WITH OTHER HOLDERS . . . . .  73
12.04.       CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT  . . .  74
12.05.       STATEMENTS REQUIRED IN CERTIFICATE OR OPINION . . . . . .  74
12.06.       RULES BY THE TRUSTEE AND AGENTS . . . . . . . . . . . . .  74
12.07.       NO PERSONAL LIABILITY OF THE MEMBERS, OFFICERS, EMPLOYEES
             AND EQUITYHOLDERS . . . . . . . . . . . . . . . . . . . .  75
12.08.       GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . .  75
12.09.       NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS . . . . . .  75
12.10.       SUCCESSORS  . . . . . . . . . . . . . . . . . . . . . . .  75
12.11.       SEVERABILITY  . . . . . . . . . . . . . . . . . . . . . .  75
12.12.       COUNTERPART ORIGINALS . . . . . . . . . . . . . . . . . .  75

12.13.       TABLE OF CONTENTS, HEADINGS, ETC  . . . . . . . . . . . .  76
12.14.       QUALIFICATION OF INDENTURE  . . . . . . . . . . . . . . .  76
12.15.       SATISFACTION AND DISCHARGE  . . . . . . . . . . . . . . .  76
12.16.       THIRD PARTY BENEFICIARY . . . . . . . . . . . . . . . . .  76

                                    EXHIBITS

Exhibit A           Form of Note
Exhibit B           Form of Deed of Trust
Exhibit C           Form of Assignment of Rents and Leases
Exhibit D           Form of Assignment of Contracts
Exhibit E           Form of Pledge Agreement
Exhibit F           Form of Reserve Account Agreement
Exhibit G           Security Agreement
Exhibit H           Form of Management and Leasing Agreement
Exhibit I           Form of Collateral Agency Agreement
Exhibit J           Form of Registration Rights Agreement
Exhibit K           Form of Assignment of Deed of Trust

          This INDENTURE is dated as of ____________, 1997, between Jamboree LLC, a Delaware limited liability company (the "ISSUER"), and State Street Bank and Trust Company, a Massachusetts trust company, as trustee (the "TRUSTEE").

          The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Issuer's [____%] Class B Senior Subordinated Secured Notes due 2002 (the "NOTES"):


                                    ARTICLE I.
                    DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.     DEFINITIONS.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "APPROVED BUDGETS" shall have the meaning ascribed to that term in the Management and Leasing Agreement.

          "APPROVED RESERVES" means, collectively, the REIT Required Dividends Reserve, the Debt Service Reserve, the Tenant Improvement Reserve and the Incentive Management Fee Reserve.

          "ASSIGNMENT OF CONTRACTS" means, at any time, the Assignment of Contracts, in the form attached hereto as EXHIBIT D made by the Issuer in favor of the Collateral Agent, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms of such agreement at such time.

          "ASSIGNMENT OF DEED OF TRUST" means, at any time, the Assignment of Deed of Trust, Financing Statement and Security Agreement, in the form attached hereto as EXHIBIT K made by Pacific Mutual Realty Finance, Inc. in favor of the Collateral Agent, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms of such agreement at such time.

          "ASSIGNMENTS OF RENTS AND LEASES" means, at any time, the Amended and Restated Assignment of Rents and Leases, in the form attached hereto as EXHIBIT C made by the Issuer in favor of the Collateral Agent, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms of such agreement at such time.

          "AUTHORIZED MEMBER" means any Member that is authorized in accordance with the terms of the governing documents of the limited liability company of which it is a part to act on behalf of and make binding legal commitments for such limited liability company.

          "AVAILABLE CASH" means, as at any date of determination, all Cash and Permitted Investments held by the Issuer or the Trustee.

          "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended, and as codified in title II of the United States Code.

          "BANKRUPTCY LAW" means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

          "BOARD OF MEMBERS" means the Board of Members of the Issuer as set forth in the Issuer's charter documents.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL EXPENDITURES" means, for any Person for any period, the aggregate of all expenditures by such Person, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs (but excluding repairs in the ordinary course), that would be reflected as addi-tions to property, plant or equipment on a balance sheet of such Person prepared in accordance with GAAP and includes without limitation payments, other than those attributable to interest, on capitalized leases and other Indebtedness incurred to finance such property, plant and equipment. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

          "CAPITALIZED LEASE OBLIGATIONS" of a Person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; and such obligation shall be deemed secured by a Lien on any property or assets to which such lease relates.

          "CASH" means legal tender accepted in the United States of America for the payment of public and private debts currently United States Dollars.

          "CLASS A INDENTURE" means the indenture governing the terms and conditions of the Class A Notes.

          "CLASS A NOTES" means the ____% Senior Secured Notes due 2002 of the Issuer.

          "CLASS A TRUSTEE" means the trustee under the Class A Indenture and its successors and assigns.

          "COLLATERAL" means all the assets of the Issuer including, but not limited to, assets defined as "Collateral" or, in the case of the Deed of Trust, the "Trust Estate" in the Collateral Documents.

          "COLLATERAL AGENCY AGREEMENT" means, at any time, the Collateral Agency Agreement between the Trustee and the Collateral Agent in the form attached hereto as EXHIBIT I, as the same may be amended, supplemented, extended, renewed, restated or replaced in accordance with the terms of such agreement at such time.

          "COLLATERAL AGENT" means the collective reference to IBJ Schroder Bank & Trust Company, as collateral agent or such other collateral agent as may be appointed from time to time pursuant to the Collateral Agency Agreement.

          "COLLATERAL DOCUMENTS" means the Deed of Trust, the Assignment of Rents and Leases, the Assignment of Contracts, the Assignment of Deed of Trust, the Pledge Agreement, the Reserve Account Agreement, the Security Agreement and the Collateral Agency Agreement together with all related filings, assignments, instruments and deeds of trust, as such agreements, filings, assignments, instruments and deeds of trust may from time to time be amended, supplemented or otherwise modified in accordance with the terms of this Indenture and such agreements.

          "CONSOLIDATED NET WORTH" means, with respect to any Person, the consolidated equity of the common equityholders of such Person and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "CONTINGENT OBLIGATION" means with reference to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or contractual obligation (including dividend payment obligations) of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or contractual obligation that such Indebtedness or contractual obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or contractual obligation will be protected (in whole or in part) against loss in respect thereof.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in SECTION 12.02 or such other address as to which the Trustee may give notice to the Issuer.

          "CWOP" means Crow Winthrop Operating Partnership, a Maryland general partnership.

          "CUSTODIAN" means any receiver, trustee or similar official under any Bankruptcy Law.

          "DEBT SERVICE" means, during any period of computation, the amount obtained for such period by totalling the following amounts: (i) the principal amount of all outstanding Notes and Class A Notes scheduled to become due and payable by their terms in such period; and (ii) the amount of interest that would be due and payable during such period on the aggregate principal amount of Notes and Class A Notes outstanding in such period.

          "DEBT SERVICE RESERVE" means a reserve created by the Issuer for the retention of amounts reasonably determined by the Issuer's Board of Members to be necessary for the payment of any Projected Debt Service Shortfall in any future period.

          "DEED OF TRUST" means, at any time, the Amended and Restated Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing in the form attached hereto as EXHIBIT B, made by the Issuer in favor of the Collateral Agent, encumbering the Property, and any substitute, successor or additional deed of trust securing the Obligations or any portion of such Obligations, at such time.

          "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "DEFAULT RATE" means the rate provided in the Notes for payment of interest on overdue principal of and interest on the Notes.

          "DEFAULTED INTEREST" means, at any time, the amount of overdue interest on the Notes at such time.

          "DEFEASANCE" means a defeasance of the Class A Notes pursuant to the terms of the Class A Indenture and the payment in full in Cash of all other Senior Indebtedness, and "DEFEASED" shall have the correlative meaning.

          "DISCLOSURE STATEMENT" means the Disclosure Statement in Support of Debtor's Plan of Reorganization dated April [__], 1997.

          "EFFECTIVE DATE" means the "Effective Date" as defined in the Plan.

          "ENVIRONMENTAL LAWS" means all applicable federal, state and local laws, statutes, rules, ordinances, judicial decisions, permits, licenses, regulations and other governmental restrictions relating to pollution or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws, statutes, rules, ordinances, judicial decisions, permits, licenses, regulations and other governmental restrictions relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the cleanup or other remediation thereof.

          "ENVIRONMENTAL LIABILITIES AND COSTS" means with reference to any Person, all liabilities, obligations, responsibilities, liabilities resulting from Remedial Actions, losses, damages, punitive damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties and sanctions incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any claim or demand arising under any Environmental Law, or any order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of such Person.

          "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "EVENT OF LOSS" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (A) any loss, destruction or damage of such property or asset; (B) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (C) any settlement in lieu of clause (B) above.

          "EXCESS CASH FLOW AMOUNT" means for any period, an amount, determined by the Board of Members, equal to all revenues and receipts in the form of Cash or cash equivalents received by or on behalf of the Issuer generated by the Property or from any source (other than interest paid on amounts on deposit in any Approved Reserve, which interest shall be retained in such Approved Reserve), during such period, minus the sum, without duplication, of (1) amounts actually paid or retained in the REIT Required Dividends Reserve, up to the aggregate amount of the REIT Required Dividends during such period, (2) interest and regularly scheduled installments of principal actually paid during such period under the terms of the Class A Notes, (3) interest and regularly scheduled installments of principal actually paid during such period under the terms of the Notes, (4) operating expenses of the Issuer with respect to the Property actually paid in cash during such period in accordance with the Approved Budgets, including, without limitation, amounts paid in cash by the Issuer pursuant to the REA and/or Settlement Agreement, (5) Capital Expenditures actually made in cash (net of any proceeds of any related financing with respect to such Capital Expenditures) in accordance with the Approved Budgets during such period, (6) amounts deposited during such period in the Operating Disbursement Account to bring the aggregate amount held in that account up to an amount deemed sufficient by the manager under the Management and Leasing Agree-ment but not in excess of $500,000 plus expenses approved for the month upcoming immediately after the end of such period plus other payments acquired or approved in each case under and in accordance with the Management Agreement, provided that the Issuer has granted a security interest in such account in favor of the Trustee in accordance with the Reserve Account Agreement, (7) amounts actually paid or retained in the Tenant Improvement Reserve, up to the aggregate amount of the cost of tenant improvements made or to be made during such period and the immediately succeeding period to the extent determined necessary by the Board of Members to make such tenant improvements taking into account projected cash flows from and expenses of operations to the extent the Issuer has granted a security interest in such reserve in favor of the Trustee under the Reserve Account Agreement, (8) amounts actually paid or retained in the Incentive Management Fee Reserve, up to the aggregate amount of the Incentive Management Fees accruing during such period, to the extent the Issuer has granted a security interest in such reserve in favor of the Trustee under the Reserve Account Agreement, (9) amounts determined by the Board of Members in its reasonable discretion to be necessary to fund any Projected Debt Service Shortfall and retained in the Debt Service Reserve, up to the aggregate amount of the Projected Debt Service Shortfall, to the extent the Issuer has granted a security interest in such reserve in favor of the Trustee under the Reserve Account Agreement and (10) reasonable amounts actually paid in cash during such period in connection with litigation to which the Issuer is party (including, without limitation, reasonable amounts paid out under any indemnity provided by the Issuer in connection therewith).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "EXISTING RESERVE ACCOUNT" means an account established on or prior to the date of this Agreement from which the Issuer is permitted to pay REIT Required Dividends, tenant improvements, Debt Service, Capital Expenditures required to comply with law and Capital Expenditures necessary (as reasonably determined by the Issuer) to maintain the Improvements in a condition adequate to attract desirable tenants (as reasonably determined by the Issuer) and in which the Issuer shall have granted a security interest in favor of the Collateral Agent in accordance with the Reserve Account Agreement.

          "FISCAL QUARTER" means each of the four consecutive three-month periods during any Fiscal Year, which begin January 1, April 1, July 1 and October 1, respectively.

          "FISCAL YEAR" means the Issuer's fiscal year ending December 31.

          "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other Person as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GOVERNMENTAL SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, to the payment of which the full faith and credit of the United States is pledged.

          "HAZARDOUS SUBSTANCE" means any toxic or hazardous waste, pollutant, or substance, including, without limitation, friable asbestos, PCBs, petroleum products and byproducts, substances defined or listed as:
"hazardous substances" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C.
Section 9601, ET SEQ., "hazardous materials" in the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, ET SEQ., "hazardous waste" in the Resource Conservation and Recovery Act,

42 U.S.C. Section 6901, ET SEQ., any chemical substance or mixture regulated under the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601, ET SEQ., and any hazardous or toxic substance or pollutant regulated under any other applicable federal, state or local Environmental Laws.

          "HOLDER" means a Person in whose name a Note is registered.

          "IMPOSITIONS" means, collectively, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including, without limitation, nongovernmental levies or assessments such as maintenance charges, levies or assessments or appurtenant whole stock estate, which are assessed or imposed upon the Trust Estate, or become due and payable, and which create, may create or appear to create a Lien upon the Trust Estate, or any part thereof, or upon any person, property, equipment or other facility used in the operation or maintenance of the Trust Estate.

          "IMPROVEMENTS" has the meaning assigned to such term in the Deed of Trust.

          "INCENTIVE MANAGEMENT FEE" shall have the meaning assigned to that term in the Management and Leasing Agreement.

          "INCENTIVE MANAGEMENT FEE RESERVE" means a reserve created by the Issuer for retention of amounts needed to pay the Incentive Management Fees.

          "INDEBTEDNESS" means with reference to any Person, without duplication (a) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit, bankers' acceptances, whether or not matured) or for the deferred purchase price of property, assets or services (other than normal trade accounts payable incurred in the ordinary course of business), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capitalized Lease Obligations of such Person, (e) all Contingent Obligations of such Person, (f) all obligations of such Person under interest rate contracts, (g) all indebtedness of the type referred to in clause (a), (b),
(c), (d), (e) or (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien against property or an interest in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured and (h) in the case of the Issuer, the Notes.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Issuer's Board of Members, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to the Issuer and all of its Affiliates.

          "INSURANCE SCHEDULE" has the meaning set forth in SECTION 4.16.

          "INTERESTS" means shares of capital stock, beneficial, limited liability company or partnership interests, participations or other equivalents (regardless of how designated) of or in any Person, whether voting or non-voting.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

          "INVESTMENT" means any advance, loan, extension of credit or capital contribution to, or purchase of any stocks, bonds, notes, debentures or other securities of, or interest in, any Person, any purchase of any interest in Real Estate, any commitment or other obligation, whether contingent or absolute, to do any of the foregoing, which commitment or other obligation does not constitute a Contingent Obligation. Capital Expenditures shall not constitute Investments.

          "ISSUE DATE" means the date of first issuance of the Notes under this Indenture.

          "LEASE" means each underlying lease of Real Estate.

          "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "LIENS" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrances, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capitalized lease obligation, any financing lease having substantially the same economic effect as any of the foregoing, the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the assets to which such Lien relates as debtor, and any agreement to grant a Lien.

          "MANAGEMENT AND LEASING AGREEMENT" means, at any time, the Management and Leasing Agreement in the form attached hereto as EXHIBIT H, as the same may be amended, supplemented, extended, renewed or replaced in accordance with the terms of such agreement at such time.

          "MATERIAL ADVERSE CHANGE" means a material adverse change in any of
(a) the financial condition, business, operations, results of operations or the aggregate fair market value of the properties of the Issuer, (b) the legality, validity or enforceability of this Indenture or the Collateral Documents, (c) the perfection or priority of the Liens granted pursuant to this Indenture or the Collateral Documents caused by the action or lack of action of the Issuer, (d) the ability of the Issuer to pay any installment due under the Notes or to perform its obligations under this Indenture or the Plan or the ability of the Issuer to perform its obligations under the Collateral

Documents, or (e) the rights and remedies of the Holders, the Trustee or the Collateral Agent under this Indenture or the Collateral Documents.

          "MATERIAL ADVERSE EFFECT" means an effect that would result in a Material Adverse Change.

          "MEMBER" generally means a member of a limited liability company, and, unless the context otherwise requires, a member of the Issuer.

          "NET LOSS PROCEEDS" means the aggregate cash proceeds received by the Issuer in respect of any Event of Loss, including, without limitation, insurance proceeds and proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees) and any taxes paid or payable as a result thereof.

          "NOTES" means the notes described above issued under this Indenture.

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation (including security documents) governing any Indebtedness.

          "OFFICER" means, with respect to any Person, any Authorized Member, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Secretary or any Vice-President of such Person.

          "OFFICERS" Certificate" means a certificate signed on behalf of the Issuer by two Officers of the Issuer, each of whom must be Authorized Members or one of whom must be the President or an Executive Vice President, and the other must be the Treasurer, an Assistant Treasurer, the Controller, the Secretary, an Assistant Secretary or a Vice President of the Issuer.

          "OPERATING DISBURSEMENT ACCOUNT" shall have the meaning ascribed to that term in the Management and Leasing Agreement.

          "OPERATIVE DOCUMENTS" means this Indenture, the Notes, the Collateral Documents and the Registration Rights Agreement.

          "OPINION OF COUNSEL" means an opinion from legal counsel (including at the option of the Trustee and/or the Collateral Agent, local legal counsel in each state where the relevant Collateral is located) who is reasonably acceptable to the Trustee and/or the Collateral Agent, as applicable.

          "PAYING AGENT" shall mean a Person to whom the Notes may be presented for payment of principal, premium, if any, and interest.

          "PERMITTED INVESTMENTS" means, collectively, (a) any United States Government or United States agency obligations, if such obligations are backed by the full faith and credit of the

United States Government or shares of a money market mutual fund registered under the Investment Company Act of 1940, as amended, the principal of which is invested solely in such United States Government or agency obligations,
(b) commercial paper having a rating of A1/P1 or better, and (c) certificates of deposit, overnight bank deposits and banker acceptances of any commercial bank having combined capital and surplus of at least $200,000,000; provided that the term or maturity for such Permitted Investments shall not exceed ninety (90) days with respect to the REIT Required Dividends Reserve, one year with respect to the Incentive Management Fee Reserve and one hundred eighty (180) days with respect to all other reserves, in each case from the date of purchase, deposit or acquisition.

          "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, entity, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "PLAN" means the Plan of Reorganization in the Chapter 11 case of CWOP confirmed by the Honorable John E. Ryan, United States Bankruptcy Judge, in Case No. SA-97-14512 JR, by order entered [__________ ____], 1997, as such plan is amended prior to the Effective Date.

          "PLEDGE AGREEMENT" means, at any time, the Pledge and Security Agreement between CWOP and the Collateral Agent in the form attached hereto as EXHIBIT E, with respect to the pledge of the membership interests of the Issuer held by CWOP, as the same may be amended, supplemented, extended, renewed, restated or replaced in accordance with the terms of such agreement at such time.

          "PREFERRED INTERESTS", as applied to the Interests of any Person, means Interests of any class or classes (however designated) that are preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Interests of any other class of such Person.

          "PROJECTED DEBT SERVICE SHORTFALL" means, with respect to any period, the amount (if any) by which the cash flows of the Issuer projected to be available for the payment of Debt Service in such period are less than the amount of Debt Service projected for such period. The Projected Debt Service Shortfall for any period shall be reasonably determined by the Issuer's Board of Members on the basis of and consistent with the Approved Budgets of the Issuer, the definition of "Excess Cash Flow Amount" contained herein, and the income, expense, cash flow and other financial projections for the Issuer contained in the Plan.

          "PROPERTY" means the Real Estate described on SCHEDULE 1 hereto.

          "PURCHASE EVENT" means the occurrence of a Triggering Event or the existence, at the end of a Fiscal Year, of an Excess Cash Flow Amount.

          "PURCHASE EVENT NOTICE" means a notice given to a Holder in accordance with SECTION 3.03 with respect to a Purchase Event.

          "REA" means that certain Construction, Operation and Reciprocal Easement Agreement, dated as of July 26, 1985, by and between CWOP and Crow Winthrop Development Limited Partnership as duly recorded in the official records of Orange County, California on July 30, 1985, as Instrument No. 85-279768.

          "REAL ESTATE" means any interest in all plots, pieces or parcels of land owned in any capacity, whether as a joint venturer, participant, partner or otherwise, or in which the Issuer may have a security interest, or leased as at the date hereof or acquired or leased after the Effective Date by the Issuer together with all of the buildings and other improvements now or hereafter erected on the Real Estate, and any fixtures appurtenant thereto.

          "REDEMPTION NOTICE" means a notice given to a Holder in accordance with SECTION 3.03 with respect to a redemption of Notes pursuant to SECTION 3.07.

          "REGISTRAR" shall mean a Person to whom the Notes may be presented for registration of transfer or for exchange.

          "REGISTRATION RIGHTS AGREEMENT" means, at any time, the Registration Rights Agreement between the Issuer and certain Holders in the form of EXHIBIT J, as the same may be amended, supplemented, extended, renewed, restated or replaced in accordance with the terms of such agreement at such time.

          "REGULATIONS" means the regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

          "REIT" means Jamboree Offices REIT, Inc., a Maryland corporation.

          "REIT REQUIRED DIVIDENDS" means all amounts that the REIT is required to distribute to its shareholders in order to retain its status as a real estate investment trust under the Internal Revenue Code as determined by the REIT's independent certified public accountants.

          "REIT Required Dividends Reserve" means a reserve created by the Issuer for the retention of amounts needed to pay REIT Required Dividends.

          "RELEASE" means with reference to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property owned by such Person, including, without limitation, the movement of Hazardous Substances through or in the air, soil, surface water, ground water or other property.

          "REMEDIAL ACTION" means all actions required to (a) clean up, remove, treat or in any other way address Hazardous Substances in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Substances so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative, if any, for an issue of Senior Indebtedness.

          "REQUIRED HOLDERS" means the Holders of 51% in principal amount of the Notes outstanding on the date of determination.

          "RESERVE ACCOUNT AGREEMENT" means, at any time, the Reserve Account Agreement among the Issuer, the Collateral Agent and the depositary, in the form attached hereto as Exhibit F, as the same may be amended, supplemented, extended, renewed, restated or replaced in accordance with the terms of such agreement at such time.

          "RESPONSIBLE OFFICER" when used with respect to the Trustee or the Collateral Agent, means any trust officer, financial services officer or vice president within the Corporate Trust Office of the Trustee or of the Collateral Agent (or any successor group of the Trustee or the Collateral Agent) or any other officer of the Trustee or the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SECURITY AGREEMENT" means, at any time, the Security Agreement in the form attached hereto as Exhibit G, made by the Issuer in favor of the Collateral Agent, as the same may be amended, supplemented, extended, renewed or replaced in accordance with the terms of such agreement at such time.

          "SENIOR INDEBTEDNESS" means (x) all Obligations of the Issuer now or hereafter existing to pay the principal of, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization to the extent a claim for post-filing interest is allowed in such proceedings and any excess interest due as a result of an event of default under the Senior Indebtedness) and premiums on, any Indebtedness of the Issuer with respect to the Class A Notes and the other Operative Documents (as defined in the Class A Indenture), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Issuer and (y) all amounts paid to the holders of Senior Indebtedness or their Representative under any payment that is rescinded or otherwise required to be restored by such holders of Senior Indebtedness, whether as a result of any proceedings in bankruptcy, reorganization or otherwise.

          "SETTLEMENT AGREEMENT" means that certain Settlement Agreement, dated as of April 1, 1995, by and among CWOP, Winthrop California Investors Limited Partnership, Winthrop California Management Limited Partnership, Crow Irvine #1, Crow Irvine #2, Crow Winthrop Development Limited Partnership and Crow Orange County Management Company, Inc.

          "SUBSIDIARY" means with respect to any Person, any corporation, partnership or other business entity of which an aggregate of 50% or more of the outstanding Interests having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling Persons is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Interests of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

          "TENANT IMPROVEMENT RESERVE" means a reserve for tenant improvements and leasing commissions, that are anticipated to be paid during any particular calendar year, in each case, as set forth in the Approved Budgets (as defined in the Management and Leasing Agreement) and in which the Issuer shall have granted a security interest in favor of the Collateral Agent in accordance with the Reserve Account Agreement.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA.

          "TRIGGERING EVENT" means and shall be deemed to have occurred upon
(i) the sale, transfer, conveyance or hypothecation of the Property or Improvements, or any material portion of the Property or Improvements or interest therein, whether voluntary, involuntary, by operation of law or otherwise, the execution of any installment land sale contract or similar instrument affecting all or a material portion of the Property or Improvements or, except in the ordinary course of business, the lease of all or substantially all of the Property or Improvements, in one or in a series of transactions, to any "person" or "group" (as such terms are used in or defined in Section 13(d)(3) of the Exchange Act), (ii) an event or series of events (whether a stock purchase, merger, consolidation or other business combination or otherwise) as a result of which (a) the REIT owns less than 51% of the combined voting power of the then outstanding securities of the Issuer ordinarily (and apart from rights accruing after the happening of a contingency) having the right to vote in the election of Members or to control the Issuer's actions with respect to the Trust Estate or (b) the Issuer's existence ceases or (iii) the aggregation of Excess Loss Proceeds in excess of $8,000,000.

          "TRUST ESTATE" has the meaning assigned to that term in the Deed of Trust.

          "TRUSTEE" means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

SECTION 1.02.     OTHER DEFINITIONS.
                          Term                            Defined in
                          ----                             Section
                                                          ----------

     "Acceptance" . . . . . . . . . . . . . . . . . . .      3.04
     "Class A Liens"  . . . . . . . . . . . . . . . . .      4.09(v)
     "Class B Defeasance" . . . . . . . . . . . . . . .      8.02

     "Hazardous Materials Claims" . . . . . . . . . . .     10.09(d)
     "Impound"  . . . . . . . . . . . . . . . . . . . .      4.05(g)
     "Indemnified Parties"  . . . . . . . . . . . . . .      4.19
     "Event of Default" . . . . . . . . . . . . . . . .      6.01
     "Excess Amount Notes"  . . . . . . . . . . . . . .      3.04
     "Excess Notes Notice"  . . . . . . . . . . . . . .      3.04
     "Foreclosure Action" . . . . . . . . . . . . . . .      7.02
     "Original Purchase Notice" . . . . . . . . . . . .      3.08(d)
     "Rejection Notice" . . . . . . . . . . . . . . . .      3.03(j)
     "Registrar"  . . . . . . . . . . . . . . . . . . .      2.05

SECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Notes;

          "INDENTURE SECURITY HOLDER" means a Holder of a Note;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

          "OBLIGOR" on the Notes means the Issuer and any permitted successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, deemed by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.     RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (a)     a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)     "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular;

          (e)     provisions apply to successive events and transactions; and

          (f) references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Indenture unless explicitly stated otherwise.


                                   ARTICLE II.
                                    THE NOTES

SECTION 2.01.     FORM AND DATING.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Issuer and required by law, stock exchange rule, agreements to which the Issuer is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound by them.

SECTION 2.02.     MATURITY.

          The Issuer promises to pay on or before March 27, 2002, the unpaid principal amount of the Notes together with interest on the terms and conditions set forth in this Indenture and the Notes.

SECTION 2.03.     AMORTIZATION.

          The principal of the Notes shall be payable on the dates and in the amounts set forth in the Notes.

SECTION 2.04.     EXECUTION AND AUTHENTICATION.

          An Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature. The Issuer's seal shall be reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature of an authorized signatory of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Issuer set forth in an Officers' Certificate, authenticate Notes for original issue of up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time shall not exceed the amount set forth herein.

          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent has pursuant to this Indenture to deal, and the same protections on its dealings, with the Issuer or an Affiliate of the Issuer.

SECTION 2.05.     REGISTRAR AND PAYING AGENT.

          The Issuer shall maintain or cause to be maintained (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "REGISTRAR") and (ii) an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "PAYING AGENT" includes any additional paying agent. The Issuer may change any Paying Agent, Registrar or co-registrar upon thirty (30) days' prior notice to the Trustee. The Issuer shall notify the Trustee and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Issuer may act as Paying Agent, Registrar or co-registrar. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with
SECTION 7.07.

          The Issuer initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.06.     PAYING AGENT TO HOLD MONEY IN TRUST.

          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes regardless of its source, and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes or any other Person) in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account to the Trustee for any funds disbursed. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account to the Trustee for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) shall have no further liability for the funds disbursed to the Trustee. If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent and shall promptly notify the Trustee of any failure to do so.

SECTION 2.07.     LISTS OF HOLDERS OF THE NOTES.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each of such Holders, and the Issuer shall otherwise comply with TIA Section 312(a).

SECTION 2.08.     TRANSFER AND EXCHANGE.

          When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duty executed by the Holder of such Note or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Issuer shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

          Neither the Issuer nor the Registrar shall be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under SECTION 3.02 and ending at the close of business on the date of selection or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          No service charge shall be made to any Holder of a Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to SECTION 2.12, 3.06 OR 9.05, which shall be paid by the Issuer).

          Prior to due presentment to the Registrar for registration of the transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any

Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

SECTION 2.09.     REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer set forth in an Officers' Certificate, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Issuer in connection with any loss, theft or destruction of a Note, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced; PROVIDED, HOWEVER, that any institutional Holder may satisfy such requirement for an indemnity bond by delivering its unsecured indemnity agreement. Each of the Issuer and the Trustee may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Issuer and shall be entitled to the benefits of this Indenture.

SECTION 2.10.      OUTSTANDING NOTES.

          Subject to SECTION 8.02, the Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this SECTION
2.10 as not outstanding.

          If a Note is replaced pursuant to SECTION 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of and interest on any Note is considered paid under SECTION 4.01, it ceases to be outstanding and interest on it ceases to accrue.

          Subject to SECTION 2.11, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

SECTION 2.11.      TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered. The Issuer shall advise the Trustee in writing of all Notes held by the Issuer upon the Trustee's written notification that such advice is necessary for the Trustee to determine the requisite principal amount of Notes outstanding in connection with any direction, waiver, consent, amendment or other action under this Indenture. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Issuer, until legal title to such Notes passes to the Issuer.

SECTION 2.12       TEMPORARY NOTES.

          Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee, upon receipt of the written order of the Issuer set forth in an Officers' Certificate, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.13      CANCELLATION.

          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act), unless the Issuer directs cancelled Notes to be returned to it. The Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuer, unless by a written order, signed by two Officers of the Issuer, the Issuer shall direct that cancelled Notes be returned to it.

SECTION 2.14.     DEFAULTED INTEREST.

          If the Issuer defaults in a payment of interest on the Notes, it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the next payment date, in each case at the Default Rate. The Issuer shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee of any such date. At least 15 days before the special record date, the Issuer (or the Trustee, in the name of and at the expense of the Issuer) shall mail to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.15.     RECORD DATE.

          The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.16.     CUSIP NUMBER.

          The Issuer in issuing the Notes may use a "CUSIP" number and, if it does so, it shall notify the Trustee and the Trustee, after receiving such notice, shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee of any change in the CUSIP number.


                                  ARTICLE III.
                        REDEMPTION AND PURCHASE OF NOTES

SECTION 3.01.    REDEMPTION GENERALLY.

          If either (a) the Issuer elects to redeem Notes pursuant to the redemption provisions of Section 3.07 or (b) a Purchase Event occurs in accordance with SECTION 3.08, the Issuer shall furnish to the Trustee and to each of the Holders, within the time periods set forth in such Sections, written notice setting forth the items required in SECTION 3.03 and, to the Trustee, an Officers' Certificate as to compliance by the Issuer with the requirements of this Article III with respect to the subject redemption or purchase delivered not later than the redemption or purchase date.

SECTION 3.02.    SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any), provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than thirty (30) nor more than sixty (60) days prior to the redemption date by the Trustee from the outstanding Notes not previously called for purchase or redemption.

          The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount of such Notes to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.    NOTICE OF REDEMPTION OR PURCHASE.

          Within the time periods set forth in SECTION 3.07 OR 3.08, as applicable, the Issuer shall mail or cause to be mailed, by first class mail, postage prepaid, at its registered address, (a) a Redemption Notice to each Holder whose Notes are to be redeemed pursuant to SECTION 3.07, and (b) a Purchase Event Notice to each Holder pursuant to SECTION 3.08.

          The Redemption Notice or Purchase Event Notice shall identify the Notes to be redeemed pursuant to SECTION 3.07 or state the principal amount as to which a Purchase Event has occurred and shall state:

          (a)     the redemption or purchase date;

          (b)     the redemption or purchase price;

          (c) the principal amount to be redeemed pursuant to SECTION 3.07 or as to which a Purchase Event has occurred of any Note and, in the case of a redemption or purchase in part, that after the redemption date or purchase date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion shall be issued;

          (d)     the name and address of the Paying Agent;

          (e) that Notes called for redemption or delivered for purchase must be surrendered to the Paying Agent to collect the redemption or purchase price;

          (f) that, unless the Issuer defaults in depositing such redemption or purchase payment, interest on Notes redeemed or purchased ceases to accrue on and after the redemption or purchase date, and that if a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date;

          (g) the section of this Indenture pursuant to which the Notes are being redeemed or as to which a Purchase Event has occurred;

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

          (i) in the case of a Purchase Event, the procedures the Holder must follow to exercise rights under SECTION 3.08 and, in the case of a purchase pursuant to SECTION 3.08(b), that, to the extent the Holder would like Notes in excess of its pro-rata portion of the Excess Cash Flow Amount to be purchased, that such Holder should provide notice to the Issuer not later than the close of business three (3) Business Days prior to the purchase date specifying the maximum principal amount of Notes that such Holder elects to make available for purchase in accordance with
     SECTION 3.08(b); and

          (j) in the case of a Purchase Event, that such Holder will be deemed to have made an election to have the maximum principal amount of its Notes (excluding Excess Amount Notes) purchased pursuant to SECTION 3.08 unless such Holder delivers, not later than the close of business three (3) Business Days prior to the purchase date, notice to the Issuer that such Holder elects not to exercise its rights under SECTION 3.08 in whole or in part ("REJECTION NOTICE").

          At the Issuer's written request, the Trustee shall give the Redemption Notice or Purchase Notice in the Issuer's name and at the Issuer's expense.

SECTION 3.04.    EFFECT OF NOTICE OR EXERCISE OF RIGHTS.

          Once a Redemption Notice is mailed in accordance with SECTION 3.03, Notes called for redemption pursuant to SECTION 3.07 shall become due and payable on the redemption date at the redemption price. Once a Purchase Event Notice is mailed, the Notes with respect to which a Holder either (a) delivers a notice pursuant to SECTION 3.08(d) that such Holder elects to exercise its rights under SECTION 3.08, or (b) fails to deliver a Rejection Notice indicating that such Holder elects not to exercise its rights under SECTION 3.08 (each an "ACCEPTANCE"), in either case prior to the close of business on a date that is three (3) Business Days prior to the purchase date, shall become due and payable on the purchase date at the purchase price in a principal amount up to such Holder's pro-rata share of the Excess Cash Flow Amount. In the case of a purchase pursuant to SECTION 3.08(b), to the extent a Holder delivers notice ("EXCESS NOTES NOTICE") not later than the close of business three (3) Business Days prior to the purchase date that it would like Notes in a principal amount in excess of its pro-rata portion of the Excess Cash Flow Amount ("EXCESS AMOUNT NOTES") to be purchased pursuant to SECTION 3.03(i), a portion of the Excess Amount Notes shall become due and payable on such purchase date equal to such Holder's pro-rata share (based on the aggregate Excess Amount Notes identified by all Holders who have delivered Excess Notes Notices) of the aggregate principal amount of all Notes as to which other Holders have delivered Rejection Notices.

          Unless the Issuer defaults in making the redemption or purchase payment, on and after the redemption date or purchase date, as appropriate, interest shall cease to accrue on the Notes or the portions of Notes redeemed or purchased. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid on such interest payment date to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or for which an Acceptance has occurred shall not be so paid upon surrender for redemption or purchase, interest shall be paid on the unpaid principal, from the redemption date or purchase date, as appropriate, until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes. Notes called for redemption or delivered for purchase must be surrendered to the Paying Agent to collect the redemption or purchase price.

SECTION 3.05.    DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

          On or prior to one Business Day before any redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent United States dollars in same day funds sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

SECTION 3.06.    NOTES REDEEMED OR PURCHASED IN PART.

          Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and upon written order of the Issuer the Trustee shall authenticate for the Holder of the Notes at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

SECTION 3.07.    OPTIONAL REDEMPTION.

          Subject to (i) the Issuer's prior payment in full in Cash or Defeasance of all Senior Indebtedness in accordance with Article XI or (ii) the Issuer's having obtained the written consent of all of the holders of the Senior Indebtedness to the Issuer's redemption of Notes in accordance with this
SECTION 3.07, the Issuer shall have the option to redeem the Notes, in whole or in part, upon not less than thirty (30) nor more than sixty (60) days' notice, during the periods set forth below at a redemption price (expressed as a percentage of par) set forth opposite such periods, plus accrued and unpaid interest, if any, on such Notes to the applicable redemption date:

          PERIOD                                        PERCENTAGE
          ------                                        ----------

          Issue Date through March 27, 2000:             102.00%
          March 28, 2000 through September 27, 2001:     101.00%
          thereafter:                                    100.00%

SECTION 3.08.    PURCHASE AT HOLDERS OPTION.

          (a) Except as set forth in this SECTION 3.08, the Issuer shall not be required to make mandatory redemption payments, sinking fund payments or mandatory purchases with respect to the Notes prior to maturity.

          (b) Subject to (i) the Issuer's prior payment in full in Cash or Defeasance of all Senior Indebtedness in accordance with Article XI or (ii) the Issuer's having obtained the written consent of all of the holders of the Senior Indebtedness to the Issuer's repurchase of Notes in accordance with this
SECTION 3.08(b), no later than one hundred twenty (120) days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 1997, the Issuer shall, at the option of each Holder, purchase the maximum principal amount of the Notes (in integral multiples of $1,000), that may be purchased with 100% of the Excess Cash Flow Amount for such Fiscal Year, at a purchase price in Cash equal to 100% of the principal amount of such Notes plus accrued and unpaid interest thereon to the date of purchase. Any such purchase shall be made on a pro-rata basis as described in SECTION 3.04. The Issuer shall provide the written notice required by
SECTION 3.03 to the Trustee and to each Holder (and to beneficial owners as required by applicable law, including, without limitation, Rule 13e-4 of the Regulations) no later than ninety (90) days after the end of each Fiscal
Year. Notwithstanding the foregoing, the Issuer shall have no obligation to make any such purchase of the Notes under this SECTION 3.08(b) unless the Issuer has satisfied the conditions contained in clause (i) or clause (ii) of the first sentence of this SECTION 3.08(b).

          (c) Subject to (i) the Issuer's prior payment in full in Cash or Defeasance of all Senior Indebtedness in accordance with Article XI or (ii) the Issuer's having obtained the written consent of all of the holders of the Senior Indebtedness to the Issuer's repayment of the Notes in accordance with this
SECTION 3.08(c), within ninety (90) days after the occurrence of a Triggering Event, the Issuer shall, at the option of each Holder, purchase all of the outstanding Notes, at a purchase price in Cash equal to 100% of the principal amount of all outstanding Notes plus accrued and unpaid interest thereon to the date of purchase. The Issuer shall provide the written notice required by
SECTION 3.03 to the Trustee and to each Holder (and to beneficial owners as required by applicable law, including, without limitation, Rule 13e-4 of the Regulations) no later than five (5) days after the occurrence of the Triggering Event. Notwithstanding the foregoing, the Issuer shall have no obligation to make any such purchase of the Notes under this SECTION 3.08(c) unless the Issuer has satisfied the conditions contained in clause (i) or clause (ii) of the first sentence of this SECTION 3.08(c).

          (d) A Holder may exercise its rights specified in SECTION 3.08(b) OR (c) by delivery of a written notice ("ORIGINAL PURCHASE NOTICE") to the Trustee or to the office or agency referred to in SECTION 4.02 at any time prior to the close of business on a date that is three (3) Business Days prior to the purchase date, stating:

                  (1) the certificate number or numbers of the Note or Notes that the Holder elects to have purchased and will deliver to be purchased; and

                  (2) the portion of the principal amount of the Notes that the Holder elects to have purchased and will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof.

                  Failure to deliver an Original Purchase Notice pursuant to this SECTION 3.08(d) prior to the close of business on the date that is three
(3) Business Days prior to the purchase date shall be deemed to be an exercise by the Holder of its rights under this SECTION 3.08 with respect to all Notes with respect to which a Purchase Event has occurred (other than Excess Amount Notes) held by such Holder on such date. Any Holder who does not desire to have all or a portion of its Notes purchased as a result of the occurrence of a Purchase Event shall be required to deliver a Rejection Notice.

                  Any purchase by the Issuer contemplated pursuant to the provisions of this SECTION 3.08 shall be consummated upon delivery of the consideration to be received by the Holder to such Holder, promptly following the later of the purchase date and the time of delivery of the Note. The Issuer's obligation to purchase Notes pursuant to SECTION 3.08(b) shall extend only to an aggregate principal amount of Notes that, together with all accrued and unpaid interest thereon as of the purchase date, is equal to the Excess Cash Flow Amount, and any Notes tendered in excess of that amount will be returned to the Holders who tendered such Notes.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee, or to the office or agency referred to in
SECTION 4.02, the Original Purchase Notice, shall have the right to withdraw such Original Purchase Notice at any time prior to the close of business on the third Business Day preceding the purchase date by delivery of a written notice of withdrawal to the Trustee or to such office or agency specifying:

                  (1) the certificate number or numbers of the Note or Notes in respect of which such notice of withdrawal is being submitted;

                  (2) the principal amount of the Note or Notes with respect to which such notice of withdrawal is being submitted; and

                  (3) the principal amount, if any, of such Note or Notes which remain subject to the Original Purchase Notice, and which has been or will be delivered to be purchased by the Issuer.

SECTION 3.09.     COVENANT TO COMPLY WITH SECURITIES LAWS UPON PURCHASE OF
                  NOTES.

          In connection with any purchase of Notes under SECTION 3.08, the Issuer shall (i) comply with Rule 13e-4 of the Regulations, if applicable,
(ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws regulating the purchase of the Notes (including positions of the SEC under applicable no-action letters) so as to permit the rights and obligations under SECTION 3.08 to be exercised at the time and in the manner specified in this Article III.

SECTION 3.10.     REPAYMENT TO THE ISSUER.

          The Trustee or the Paying Agent, as applicable, shall promptly return to the Issuer any cash, together with interest thereon, if any, held by it for the payment of the purchase price of the Notes that remains unclaimed as provided in SECTION 8.05(b); PROVIDED, HOWEVER, that to the extent that the aggregate amount of cash deposited by the Issuer pursuant to
SECTION 3.05 exceeds the aggregate purchase price of the Notes or portions thereof to be purchased, together with accrued interest thereon, then promptly after the purchase date (but in no event later than five (5) Business Days after the purchase date), the Trustee or the Paying Agent, as applicable, shall return any such excess to the Issuer together with accrued interest thereon.

                                   ARTICLE IV.
                                    COVENANTS

SECTION 4.01.     PAYMENT OF PRINCIPAL AND INTEREST; PAYMENTS IN KIND.

          The Issuer shall pay the principal of and interest on the Notes in accordance with the terms of, and on the dates set forth in, this Indenture and the Notes. During the period from the Effective Day until March 27, 2001, the Issuer, at its option, may pay interest on the Notes by delivery of additional Notes in accordance with the terms and on the dates set forth in the Notes.

SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

          The Issuer shall maintain or cause to be maintained in the Borough of Manhattan, City of New York, an office or agency where Notes may be presented for registration of transfer or exchange of Notes and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and, in such event, the Trustee shall act as the Issuer's agent to receive all such presentations, notices and demands.

          The Issuer may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Notes may be presented for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the City of New York, for the purposes set forth in SECTION 2.05 and for such other purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03.     OFFICERS' AND ACCOUNTANTS' CERTIFICATES AS TO COMPLIANCE.

          To the extent not otherwise required pursuant to Section 4.07, the Issuer shall deliver to the Trustee, within ninety (90) days after the end of each Fiscal Year commencing with the 1997 Fiscal Year, an Officers' Certificate stating that in the course of the performance by each signer of such signer's duties as an Officer of the Issuer such signer would normally have knowledge of the Issuer's compliance with the covenants contained in each of the covenants and conditions applicable to the Issuer set forth in this Indenture, stating whether or not such signer has knowledge of any Default in such compliance (such compliance having been determined without regard to any period of grace or requirement of notice provided under this Indenture) and, if so, specifying each such Default of which such signer has knowledge and the nature thereof and what action the Issuer proposes to take in connection with such Default. For purposes of this SECTION 4.03, one of the signatories of such Officers' Certificate shall be an

Authorized Member or one of the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer.

          The Issuer will also deliver to the Trustee the certificates of accountants required pursuant to SECTION 4.07.

SECTION 4.04.     CONDUCT OF BUSINESS; MANAGEMENT; TITLE INSURANCE.

          (a) Subject to the terms and conditions of this Indenture the Issuer shall (i) conduct its business in a manner consistent with the terms and provisions of the Plan and this Indenture; (ii) use its reasonable efforts, in the ordinary course, to preserve its business and the associated goodwill; and (iii) preserve all registered patents, trademarks, trade names, copyrights and service marks that are material to its business as presently conducted and as proposed to be conducted.

          (b) At the request of the Collateral Agent, the Issuer shall execute a certificate in form satisfactory to the Collateral Agent listing the trade-names or fictitious business names under which the Issuer intends to operate the Trust Estate or any business located thereon and representing and warranting that the Issuer does business under no other trade names or fictitious business names. The Issuer shall promptly notify the Collateral Agent in writing of any change in said trade names or fictitious business names, and will, upon request of the Collateral Agent, execute any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.

          (c) The Issuer shall execute and at all times maintain in full force and effect management contracts to provide for property management and leasing of the Trust Estate on terms and conditions, at any time that such agreements are with CWOP or any of its Affiliates, no less favorable to the Issuer than the terms and conditions set forth in the Management and Leasing Agreement.

          (d) The Issuer shall at all times maintain title insurance coverage on the Trust Estate in an amount not less than the aggregate principal amount of the Notes, insuring, as of the date and time the Deed of Trust is recorded, that fee title to the Property is vested in the Issuer, and that the lien of the Deed of Trust is a valid first priority Lien on the Trust Estate, subject only to the Liens permitted pursuant to
     SECTION 4.09 and containing CLTA endorsements nos. 100, 104.6, 116, 116.1, 119.2, a non-imputation endorsement and such other endorsements as the Collateral Agent may request.

SECTION 4.05.     PAYMENT OF TAXES, ETC.

          (a) The Issuer shall pay and discharge before the same shall become delinquent, all lawful claims, taxes, assessments and governmental charges or levies, imposed upon the Issuer or the Issuer's property except when contested in good faith, by proper proceedings promptly instituted and diligently conducted, and when adequate reserves therefor have been established on the books of the Issuer in conformity with GAAP.

          (b) In connection with this Indenture, the Issuer shall comply with all withholding and reporting requirements imposed by federal, state and local tax authorities and all distributions under this Indenture shall be subject to such withholding and reporting requirements.

          (c) Without limiting clause (a) of this Section 4.05, the Issuer shall pay, or cause to be paid at least ten (10) days prior to delinquency, all Impositions; PROVIDED, HOWEVER, that if, by law any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, the Issuer may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added to such Impositions for the nonpayment of any such installment and interest.

          (d) If at any time after the date of this Indenture there shall be assessed or imposed (i) a tax or assessment on the Trust Estate in lieu of or in addition to the Impositions payable by the Issuer pursuant to
     SECTION 4.05(c), or (ii) a license fee, tax or assessment imposed on the Holders and measured by or based in whole or in part upon the amount of the outstanding Obligations of the Issuer secured by any of the Collateral Documents, then all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" and the Issuer shall pay and discharge the same as herein provided with respect to the payment of Impositions. Anything to the contrary in this Indenture notwithstanding, the Issuer shall have no obligation to pay any franchise, estate, inheritance, income, excess profits or similar tax levied on the Holders or on interest or other income received by the Holders comprising a portion of or in connection with the Obligations of the Issuer under any Operative Documents.

          (e) Subject to the provisions of SECTION 4.05(f) and upon request by the Collateral Agent, the Issuer shall deliver to the Collateral Agent, within ten (10) days prior to the date upon which any such Imposition is due and payable by the Issuer, evidence of payment of such Imposition and within sixty (60) days after the date upon which any such Imposition is due and payable by the Issuer, official receipts of the appropriate taxing authority, or other proof satisfactory to the Collateral Agent, evidencing the payment thereof.

          (f) The Issuer shall have the right before any delinquency occurs to contest or object to the amount or validity of any such Imposition by appropriate proceedings, but this shall not be deemed or construed in any way as relieving, modifying or extending the Issuer's covenant to pay any such Imposition at the time and in the manner provided in this
     SECTION 4.05, unless the Issuer has given prior written notice to the Collateral Agent of the Issuer's intent to so contest or object to an Imposition, and unless (i) the proceedings to be initiated by the Issuer shall conclusively operate to prevent the sale of the Trust Estate, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (ii) the Issuer shall furnish a good and sufficient bond, surety or other undertaking as may be required or permitted by law to accomplish a stay of any such sale.

          (g) At any time after an Event of Default has occurred, then upon request by the Collateral Agent, the Issuer shall pay to the Collateral Agent an initial cash reserve in an amount adequate to pay all Impositions for the ensuing tax fiscal year and shall thereafter continue to deposit with the Collateral Agent, in monthly installments, an amount equal to one-twelfth (1/12) of the sum of the annual Impositions reasonably estimated by the Collateral Agent, for the purpose of paying the installment of Impositions next due on the Trust Estate (funds deposited for this purpose shall hereinafter be referred to as "IMPOUNDS"). In such event the Issuer further agrees to cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to the Collateral Agent. Upon receipt of such bills, statements or other documents, and provided the Issuer has deposited sufficient Impounds with the Collateral Agent pursuant to this SECTION 4.05(g), the Collateral Agent shall promptly pay such amounts as may be due thereunder out of the Impounds so deposited with the Collateral Agent. If at any time and for any reason the Impounds deposited with the Collateral Agent are or will be insufficient to pay such amounts as may then or subsequently be due, the Collateral Agent may notify the Issuer and upon such notice the Issuer shall deposit immediately an amount equal to such deficiency with the Collateral Agent. Notwithstanding the foregoing, nothing contained herein shall cause any of the Holders to be deemed a Collateral Agent of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with the Collateral Agent pursuant to this SECTION 4.05(g). To the extent permitted by law, the Collateral Agent may commingle Impounds with its own funds and shall not be obligated to pay or allow any interest on any Impounds held by the Collateral Agent pending disbursement or application hereunder. The Collateral Agent may reserve for future payment of Impositions such portion of the Impounds as the Collateral Agent may in its absolute discretion deem proper. Upon any Event of Default under any of the Collateral Documents, the Collateral Agent may apply the balance of the Impounds upon any indebtedness or obligation secured hereby in such order as the Collateral Agent may determine, notwithstanding that said indebtedness or the performance of said obligation may not yet be due according to the terms thereof. Should the Issuer fail to deposit with the Collateral Agent (exclusive of that portion of said payments which has been applied by the Collateral Agent upon any indebtedness or obligation secured hereby) sums sufficient to fully pay such Impositions at least ten (10) days before delinquency thereof, the Collateral Agent may, at the Collateral Agent's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be secured by the Collateral and shall be repayable to the Collateral Agent as provided in the Operative Documents. Should any default or event of default occur or exist on the part of the Issuer in the payment or performance of any of the Issuer's Obligations under the terms of the Collateral Documents, the Collateral Agent may, at any time at the Collateral Agent's option, apply any sums or amounts in its hands received as rents or income of the Trust Estate or otherwise, to any Indebtedness or Obligation of the Issuer secured by the Collateral in such manner and order as the Collateral Agent may elect, notwithstanding said Indebtedness or the performance of said Obligation may not yet be due according to the terms thereof. The receipt, use or application of any such Impounds paid by the Issuer to the Collateral Agent in accordance with this SECTION 4.05 shall not be construed to affect the maturity of any Indebtedness secured by the Collateral Documents or any of the rights or powers of the Holders or the Collateral Agent under the terms of the Operative Documents or any of the Obligations of the Issuer or any guarantor under the Operative Documents.

          (h) The Issuer shall not suffer, permit or initiate the joint assessment of any real and personal property which may constitute all or a portion of the Trust Estate or suffer, permit or initiate any other procedure whereby the Lien of the real property taxes and the Lien of the personal property taxes shall be assessed, levied or charged to the Trust Estate as a single Lien.

          (i) If requested by the Collateral Agent, the Issuer shall cause to be furnished to the Collateral Agent a tax reporting service covering the Trust Estate of a type, duration and with a company satisfactory to the Collateral Agent.

SECTION 4.06.     PRESERVATION OF EXISTENCE, ETC.

          The Issuer shall preserve and maintain its existence, rights and franchises, except as permitted under Article V, if the failure to so preserve or maintain, either individually or in the aggregate, would cause a Material Adverse Effect.

SECTION 4.07.     FINANCIAL STATEMENTS.

          The Issuer shall furnish to the Trustee and the Holders in the case of clauses (a) through (c) below, and to any prospective purchaser of the Notes in the case of clause (d) below:

          (a) as soon as practicable and in any event within fifteen (15) days after the end of each month, detailed balance sheets as of the end of such month and an income statement and statement of cash flows for the Issuer for such month and for the period from the beginning of the current Fiscal Year to the end of such month, all in reasonable detail and accompanied by an Officers' Certificate to the effect that such statements fairly present in all material respects the financial condition of the Issuer as at the dates indicated and the results of its operations and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

          (b) (i) as soon as possible and in any case within thirty (30) days after the end of each Fiscal Quarter with respect to quarterly reports and within sixty (60) days after each Fiscal Year with respect to annual reports, copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Issuer files or proposes to file with the SEC pursuant to Sections 13(a) and 13(c) or 15(d) of the Exchange Act and, (ii) at any time the Issuer is not subject to Section 13(a) and 13(c) or 15(d) of the Exchange Act and the Issuer would be entitled not to file such reports, information and other documents with the SEC, the Issuer shall nonetheless furnish to the Trustee and to the Holders, on the same timely basis, such reports, information and other documents as the Issuer would be required to file with the SEC as if the Issuer were so subject to the requirements of such Sections 13(a) and 13(c) or 15(d) of the Exchange Act; and

          (c) at the same time as the Issuer delivers the information, documents and other reports required to be filed under SECTION 4.07(a) or (b) an Officers' Certificate setting forth the calculation for the period then ended or at the period end, as applicable, of Available Cash and, after the end of each Fiscal Year, Excess Cash Flow Amount, and deferred and capitalized interest for such Fiscal Year; and

          (d) upon the request of the Required Holders, to any prospective purchaser of any Notes, all information that may be required to be delivered to such purchaser to enable any Holder to sell to such purchaser its Notes without registration under the Securities Act within the limitations of the exemption provided by (a) Rule 144A under the Securities Act, as such rule may be amended as of such time, or (b) any similar rule or regulation hereafter adopted by the SEC, subject, in each case, to receipt of an appropriate confidentiality agreement from such prospective purchasers in form and substance reasonably satisfactory to the Issuer (with appropriate exceptions to permit resale).

SECTION 4.08.     LIMITATION ON INVESTMENTS.

          The Issuer shall not directly or indirectly, make any Investment from and after the Effective Date except Investments approved by the Board of Members of Available Cash in Permitted Investments.

SECTION 4.09.     LIENS, ETC.

          (a) The Issuer shall not create or suffer to exist any Lien upon or with respect to any of its properties, whether owned by the Issuer as at the Effective Date or thereafter acquired, or assign any right to receive income, except:

                  (i) Liens directly or indirectly created in favor of the Trustee or the Collateral Agent for the benefit of the Holders pursuant to this Indenture, the Plan and the Collateral Documents;

                  (ii) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by the Issuer in the ordinary course of business which secure its obligations to such Person; PROVIDED, HOWEVER, that the Issuer (A) is not in default in respect of such payment obligation to such Person or (B) is in default with respect to such payment obligation but is, in good faith and by appropriate proceedings, diligently contesting such obligation and adequate provision is made for the payment thereof in accordance with GAAP and such default, either individually or in the aggregate, would not cause a Material Adverse Effect; provided further, that the Issuer has obtained a title insurance endorsement insuring against losses arising therewith or has bonded within a reasonable time after becoming aware of the existence of such Lien;

                  (iii) Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; PROVIDED, HOWEVER, that the Issuer is performing on its obligations under the Plan with respect to any payment obligation with respect thereto and (A) is not in default in respect of such payment obligation or (B) is in default in respect of such payment obligation but is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof and such default, either individually or in the aggregate, would not cause a Material Adverse Effect;

                  (iv) zoning restrictions, easements, encroachments, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto that do not cause, individually or in the aggregate, a Material Adverse Effect;

                  (v) Existing Encumbrances (as defined in the Deed of Trust), including, without limitation, Liens (the "CLASS A LIENS") in favor of the holders of the Class A Notes and any renewal, extension or refunding of the Indebtedness represented by the Class A Notes;

                  (vi) Leases of space in the Improvements (and related agreements and instruments) entered into in the ordinary course of business;

                  (vii) UCC-1 financing statements filed with respect to tenant-owned fixtures and tenant-owned improvements; or

                  (viii) Liens on assets acquired with the Indebtedness permitted under SECTION 4.10(f).

          (b)     the Issuer shall pay or cause to be paid:

                  (i) When due, all encumbrances (including any debt secured by deed of trust), ground rents, Liens, and/or charges, with interest, on the Trust Estate, or any part thereof, and all costs,fees and expenses related thereto.

                  (ii) When due, all charges for utilities or services servicing any portion of or all of the Trust Estate, including, but not limited to, electricity, gas, water and sewer.

If the Issuer shall fail to remove and discharge any Lien that is not permitted by the terms above, then, in addition to any other right or remedy of the Collateral Agent, the Collateral Agent may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or by procuring such discharge in such manner as is or may be prescribed by law. The Issuer shall, promptly following receipt of a written demand therefor by the Collateral Agent, pay to the Collateral Agent an amount equal to all costs and expenses incurred by the Collateral Agent in connection with the exercise by the Collateral Agent of the foregoing right to discharge any such Lien together with interest thereon from the date of such expenditure at the Default Rate.

SECTION 4.10.     INDEBTEDNESS.
                  -------------

          The Issuer shall not, directly or indirectly, incur, create, assume or suffer to exist or otherwise in any manner become or remain liable with respect to any Indebtedness, except:

          (a)     Indebtedness represented by the Notes and the Class A Notes;

          (b) Contingent Obligations constituting endorsements for collection or deposit in the ordinary course of business of the Issuer;

          (c) current liabilities in respect of (i) covenants, conditions and restrictions constituting a Lien permitted under SECTION 4.09,
     (ii) taxes, assessments and governmental charges or levies incurred, or
     (iii) claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business;

          (d) Indebtedness arising under any performance bond reimbursement obligation entered into in the ordinary course of business of the Issuer;

          (e) unimpaired indemnification claims under the limited liability company agreement of the Issuer,

          (f) Indebtedness incurred to finance the purchase price of property; PROVIDED, HOWEVER, that such Indebtedness shall be non-recourse to the Issuer and shall be secured by no asset of the Issuer other than the property acquired; and

          (g) additional unsecured Indebtedness of the Issuer; PROVIDED, HOWEVER, that (i) such Indebtedness shall be expressly junior and subordinate to the Notes pursuant to terms that are more stringent and
     (ii) the interest rate payable in respect of such Indebtedness shall be a fair market rate for Indebtedness incurred on comparable terms and conditions.

SECTION 4.11.     LEASE OBLIGATIONS.
                  -----------------

          (a) The Issuer shall not create or suffer to exist any obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or for the rental or hire of real or personal property of any kind under other leases or agreements to lease having an original term of one year or more that would cause the direct or contingent liabilities of the Issuer in respect of all such obligations to be increased by more than $250,000 payable in any period of 12 consecutive months over the amount existing on the Effective Date.

          (b) The Issuer shall not become or remain liable as lessee or guarantor or other surety with respect to any lease, whether an operating lease or a capitalized lease, of any property (whether real or personal or mixed), whether owned as at the Effective Date or acquired thereafter, that the Issuer has sold or transferred as of the Effective Date or thereafter.

SECTION 4.12.     RESTRICTED PAYMENTS.
                  --------------------

          The Issuer shall not (i) declare or make any dividend payment or other distribution of assets, properties, Cash, rights, obligations or securities on account of or in respect of any of its Interests or any Preferred Interests which may be issued by the Issuer except REIT Required Dividends; PROVIDED, HOWEVER, that the Issuer shall in no event declare or make any such dividend payment or other distribution (other than REIT Required Dividends) if a Default or Event of Default has occurred and is continuing, or (ii) purchase, redeem or otherwise acquire for value any Interests or any Preferred Interests of the Issuer, whether outstanding on the Effective Date or thereafter issued and outstanding.

SECTION 4.13.     TRANSACTIONS WITH AFFILIATES.
                  -----------------------------

          The Issuer shall not: (a) make any Investment in an Affiliate of the Issuer; (b) transfer, sell, lease, assign or otherwise dispose of any assets to any Affiliate of the Issuer; (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Issuer; (d) repay any Indebtedness to any Affiliate of the Issuer (except under existing retirement or deferred compensation plans); or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Issuer (including, without limitation, guaranties and assumptions of obligations of any such Affiliate) except for (i) transactions in the ordinary course of business, set forth in writing, on a basis no less favorable to the Issuer than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Issuer, PROVIDED that any transaction or series of related transactions pursuant to which the Issuer or an Affiliate of the Issuer shall receive or render value exceeding one hundred thousand dollars ($100,000), shall not be permitted unless, prior to consummation thereof, the Issuer shall have received an opinion of an Independent Financial Advisor, that such transaction or series of related transactions is on terms that are fair, from a financial point of view, to the Issuer, (ii) payment of salaries and other employee compensation and benefits to officers of the Issuer or its Members as may reasonably be adjusted over time but in no event to be adjusted by more than 10% annually in the aggregate, (iii) payment or reimbursement of out-of-pocket expenses of the Issuer and its Members with respect to operations of the Issuer and (iv) any transaction required or otherwise permitted by the Plan, this Indenture or the Management and Leasing Agreement.

SECTION 4.14.     NEW SUBSIDIARIES.
                  -----------------

          The Issuer shall not incorporate or otherwise organize any Subsidiary after the Effective Date.

SECTION 4.15.     RESERVE ACCOUNTS.
                  -----------------

          (a) The Issuer may, from time to time and at any time except during the continuation of an Event of Default, withdraw amounts from the Operating Disbursements Account, the Approved Reserves and all other reserves or accounts created in accordance with the Management and Leasing Agreement to pay the costs and expenses for which such reserves and accounts were created. The Issuer shall not be permitted to make any such withdrawals during the continuance of an Event of Default without the written consent of the Trustee.

          (b) To the extent that amounts then available from cash flow from operations of the Issuer and amounts in the Operating Disbursements Account, the Approved Reserves and all other reserves or accounts created in accordance with the Management and Leasing Agreement are not sufficient to pay such costs, the Issuer shall be permitted to withdraw funds from the Existing Reserve Account from time to time and at any time except during the continuance of an Event of Default to pay the costs of tenant improvements, REIT Required Dividends, Debt Service, Capital Expenditures required to comply with law and Capital Expenditures reasonably necessary (as reasonably determined by the Board of Members) to maintain the Improvements in a condition adequate to attract desirable tenants (as reasonably determined by the Issuer).

SECTION 4.16.     REQUIRED INSURANCE.
                  -------------------

          The Issuer (or its authorized agent) shall procure and maintain or shall cause to be procured and maintained continuously in effect until repayment and performance of all Obligations of the Issuer under the Operative Documents, those policies of insurance in form and amounts as set forth on Schedule 5 attached to the Management and Leasing Agreement (the "INSURANCE SCHEDULE"). All original policies, or certificates thereof, and endorsements and renewals thereof shall be delivered to and retained by the Collateral Agent unless the Collateral Agent waives this requirement in writing. All policies shall expressly protect or recognize Holders' interest as required by the Collateral Agent. Notwithstanding the policies of insurance set forth in the Insurance Schedule, the Collateral Agent shall have the right to require the Issuer to provide or cause to be provided the insurance coverage described as follows:

                  (i) Rental value (or comparable business interruption) insurance insuring against the same perils as set forth in the Insurance Schedule in an amount of not less than 100% of one year's rental value of the Property. "Rental value" as used herein is defined as the sum of (a) the total anticipated gross rental income from tenant occupancy of the Improvements as furnished and equipped by Issuer, (b) the amount of all charges which are the legal obligation of tenants and which due to interruption of the tenancy are the obligation of Issuer, and (c) the fair rental value of any portion of the Improvements which is occupied by Issuer.

                  (ii) If customarily included in all risk of direct physical loss insurance and if requested by the Collateral Agent, flood insurance on the Improvements in the event that such insurance is available pursuant to the Flood Disaster Protection Act of 1973 or other applicable legislation. If such insurance is available pursuant to such legislation, the Collateral Agent shall have the right to require that the Issuer secure flood insurance up to the amounts set forth in the Insurance Schedule, even if such exceeds the amount available under the Flood Disaster Protection Act of 1973.

                  (iii) Earthquake insurance against damage or loss, in an amount and with a deductible consistent with the commercial real estate practice existing at the time the insurance is issued and in the place where the Property is located if available on commercially reasonable terms.

SECTION 4.17.     GENERAL INSURANCE REQUIREMENTS.
                  -------------------------------

          All policies required by SECTION 4.16 shall (a) be issued by companies with a Best's Insurance Guide rating of at least B+ and duly qualified and authorized to do such business in the State of California, (b) provide that it cannot be modified or cancelled without thirty (30) days' prior written notice to the Collateral Agent, (c) shall name the Trustee as an additional insured and (d) shall provide for severability of interests.

SECTION 4.18.     DELIVERY OF INSURANCE POLICIES, PAYMENT OF PREMIUMS.
                  ----------------------------------------------------

          (a) At the Collateral Agent's option, all policies of insurance shall either have attached thereto a lender's loss payable endorsement for the benefit of the Holders in form reasonably satisfactory to the Collateral Agent or shall name the Holders as additional insureds. At least thirty (30) days prior to the expiration of each required policy, the Issuer shall deliver to the Collateral Agent evidence reasonably satisfactory to the Collateral Agent of the payment of premium and the renewal or replacement of such policy continuing insurance in the form as required by SECTION 4.16 or any of the Operative Documents. All such policies shall contain a provision that, notwithstanding any contrary agreement between the Issuer and the insurance company, such policies will not be cancelled, allowed to lapse without renewal, surrendered or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days' prior written notice to, and the consent of, the Collateral Agent.

          (b) In the event the Issuer fails to provide, maintain, keep in force or deliver to the Collateral Agent the policies of insurance required by SECTION 4.16 or by any of the Operative Documents, the Collateral Agent may (but shall have no obligation to) procure such insurance or single-interest insurance for such risks covering Holders' interest, and the Issuer will pay all premiums thereon promptly upon demand by the Collateral Agent, and until such payment is made by the Issuer, the amount of all such premiums shall bear interest at the Default Rate.

          (c) At any time after an Event of Default has occurred and while such Event of Default is continuing, then upon request by the Collateral Agent, the Issuer shall deposit with the Collateral Agent in monthly installments an amount equal to one-twelfth (1/12) of the estimated aggregate annual insurance premiums on all policies of insurance required by SECTION 4.16 or any of the Operative Documents. In such event the Issuer further agrees to cause all bills, statements or other documents relating to the foregoing insurance premiums to be sent or mailed directly to the Collateral Agent. Upon receipt of such bills, statements or other documents evidencing that a premium for a required policy is then payable, and providing the Issuer has deposited sufficient funds with the Collateral Agent pursuant to this SECTION 4.18, the Collateral Agent shall promptly pay such amounts as may be due thereunder out of the funds so deposited with the Collateral Agent. If at any time and for any reason the funds deposited with the Collateral Agent are or will be insufficient to pay such amounts as may be then or subsequently due, the Collateral Agent shall notify the Issuer and the Issuer shall immediately deposit an amount equal to such deficiency with the Collateral Agent. Notwithstanding the foregoing, nothing contained herein shall cause Holders to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with the Collateral Agent pursuant to this
     SECTION 4.18, nor shall anything contained herein modify the obligation of the Issuer set forth in this Indenture or any other Operative Document to maintain and keep such insurance in force at all times. To the extent permitted by law, the Collateral Agent may commingle said reserve with its own funds and the Issuer shall be entitled to no interest thereon.

SECTION 4.19.     INDEMNIFICATION; SUBROGATION; WAIVER OF OFFSET.
                  -----------------------------------------------

          (a) The Issuer shall indemnify, protect, hold harmless and defend the Trustee, the Holders, the Collateral Agent, the trustee under the Deed of Trust and their respective directors, officers, employees, shareholders, members, assigns, representatives or agents (the "INDEMNIFIED PARTIES") from and against any and all Environmental Liabilities and Costs, losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, costs and expenses (including attorneys' fees and disbursements) which may be imposed on, incurred or paid by or asserted against any of the Indemnified Parties by reason or on account of, or in connection with, (i) acceptance or administration of its duties under this Indenture and the other Operative Documents without negligence or bad faith on its part, including, but not limited to, the costs and expenses of enforcing this Indenture (including this SECTION 4.19) or any other Operative Document against the Issuer or any other Person and defending itself against any claim (whether asserted by the Issuer or a Holder or any other Person) or liability in connection with the exercise of any of its powers or the discharge of any of its duties under this Indenture or the other Operative Documents and all Environmental Liabilities and Costs,
     (ii) any willful misconduct of the Issuer or any Default or Event of Default, (iii) the construction, reconstruction or alteration of the Trust Estate, (iv) any negligence of the Issuer or any negligence or willful misconduct of any lessee or sublessee of the Trust Estate, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, or (v) any accident, injury, death or damage to any person or property occurring in, on or about the Trust Estate or any street, driveway, sidewalk, curb or passageway adjacent thereto, except for the willful misconduct or gross negligence of the indemnified Party. The indemnity in subsection (i) includes, without limitation, all costs of removal, Remedial Action of any kind, and disposal of Hazardous Substances (whether or not such Hazardous Substances may be legally allowed to remain in the Real Estate if removal or remediation is prudent), after a foreclosure, the cost of determining whether the Real Estate that was the subject of the foreclosure is in compliance with, and free of all Environmental Liabilities and Cost under, and causing such Real Estate to be in compliance with, and free of all Environmental Liabilities and Cost under, all applicable Environmental Laws, and the reasonable attorneys' and consultants' fees, expenses and court costs relating thereto of each of the Indemnified Parties.

          Any amount payable to any of the Indemnified Parties under this
     SECTION 4.19 shall be due and payable within ten (10) days after demand therefor and receipt by the Issuer of a statement from any of the Indemnified Parties setting forth in reasonable detail the amount claimed and the basis therefor. The Issuer's obligations under this SECTION 4.19 shall survive the repayment or any other satisfaction of the Notes and shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal of any insurance carrier to perform any obligation on its part under any such policy of insurance. If any claim, action or proceeding is made or brought against any of the Indemnified Parties that is subject to the indemnity set forth in this
     SECTION 4.19, the Issuer shall resist or defend against the same, if necessary in the name of such Indemnified Parties (as applicable), by attorneys for the Issuer's insurance carrier (if the same is covered by insurance) approved by such Indemnified Parties (as applicable) or otherwise by attorneys retained by the Issuer and approved by the such Indemnified Parties (as applicable). Notwithstanding the foregoing, any of the Indemnified Parties, in their discretion, if any of them disapprove of the attorneys provided by the Issuer or the Issuer's insurance carrier, may engage their own attorneys to resist or defend, or assist therein, and the Issuer shall pay the fees and disbursements of said attorneys. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (b) The Issuer waives any and all right to claim or recover against the Indemnified Parties, their officers, employees, agents and representatives, for loss of or damage to the Issuer, the Trust Estate, the Issuer's property or the property of others under the Issuer's control from any cause insured against or required to be insured against by the provisions of this Indenture or the Deed of Trust.

          (c) The Obligations of the Issuer under any Operative Document shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof; (b) any restriction or prevention of or interference by any third party with any use of the Trust Estate or any part thereof; (c) any title defect or encumbrance or any eviction from the Trust Estate or any part thereof by title paramount or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Holders or any guarantor of any secured Obligation of the Issuer under any Operative Document, or any action taken with respect to the Deed of Trust by any trustee or receiver of the Holders, or by any court, in any such proceeding; (e) any claim which the Issuer has or might have against the Holders; (f) any default or failure on the part of the Holders to perform or comply with any of the terms of any Operative Document or of any other agreement with the Issuer; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not the Issuer shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, the Issuer waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured by any Collateral Document and payable by the Issuer.

SECTION 4.20.   EVENT OF LOSS.

          (a) Promptly after any Event of Loss with respect to Collateral with a fair market value (or replacement cost, if greater) equal to or less than one million dollars ($1,000,000), the Issuer shall apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the Property.

          (b) Promptly after any Event of Loss with respect to Collateral with a fair market value (or replacement cost, if greater) in excess of one million dollars ($1,000,000), the Issuer shall apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the Property; PROVIDED that:

                  (i)  no Default or Event of Default exists or is continuing;

                  (ii) the Issuer delivers to the Collateral Agent and the Trustee within thirty (30) days of such Event of Loss a written opinion from a reputable architect that the Property, in substantially the same condition and with substantially the same facilities as existed prior to such Event of Loss, can be rebuilt, repaired, replaced or constructed within one hundred eighty (180) days of such Event of Loss;

                  (iii) the Issuer delivers to the Collateral Agent and the Trustee an Officers' Certificate certifying that the Issuer has available Net Loss Proceeds or cash on hand to complete such rebuilding, repair, replacement or construction; and

                  (iv) the aggregate Net Loss Proceeds is less than $8,000,000. Any Net Loss Proceeds from an Event of Loss that are not reinvested or are not permitted to be reinvested as provided in this Section 4.20 will be deemed "EXCESS LOSS PROCEEDS."

SECTION 4.21.   INVESTMENT COMPANY ACT.

     The Issuer shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

SECTION 4.22.   STAY, EXTENSION AND USURY LAWS.

     The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power in this Indenture granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE V.
                                   SUCCESSORS

SECTION 5.01.   MERGER, CONSOLIDATION OR SALE OF ASSETS.

          The Issuer shall not consolidate or merge with or into (whether or not the Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person (other than the REIT) unless
(a) the Issuer is the surviving entity, or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, assumes, pursuant to a supplemental indenture and appropriate collateral documents in forms reasonably satisfactory to the Trustee, all of the Obligations of the Issuer under the Operative Documents,
(c) immediately before and immediately after giving effect to such transaction no Default or Event of Default exists, (d) the Issuer or the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made after giving pro forma effect thereto as of the end of the most recently completed Fiscal Quarter shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Issuer immediately preceding the transaction and
(e) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the Indenture.

          If, upon any consolidation or merger, or upon any sale, assignment, transfer or lease, as provided in the preceding paragraph, any material property of the Trust Estate, owned immediately prior thereto, would thereupon become subject to any Lien securing any indebtedness for borrowed money of, or guaranteed by, such other Person, the Issuer, prior to such consolidation, merger, sale, assignment, transfer or lease, will secure the due and punctual payment of the principal of, and premium, if any, and interest on the Notes then outstanding equally and ratably with (or, at the option of the Issuer, prior to) the Indebtedness secured by such Lien.

SECTION 5.02.   SUCCESSOR ENTITY SUBSTITUTED.

          Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with SECTION 5.01, the successor entity formed by such consolidation or into or with which the Issuer is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture and the Collateral Documents referring to the Issuer shall refer instead to the successor entity and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture and the Collateral Documents with the same effect as if such successor Person has been named as the Issuer, herein and therein, and the Issuer will be discharged from all obligations under this Indenture, the Notes and the Collateral Documents.

                                   ARTICLE VI.
                              DEFAULTS AND REMEDIES

SECTION 6.01.   EVENTS OF DEFAULT.

          Each of the following events (whatever the reason for such event) constitutes an "EVENT OF DEFAULT":

          (a) The Issuer shall fail to make any payment in respect of principal of or premium on the Notes when the same becomes due and payable and such failure continues for a period of five (5) Business Days after the due date of such payment, or the Issuer shall fail to make any payment when due of interest on the Notes and such failure continues for a period of ten
     (10) days after the due date of such payment; or

          (b) Either (i) the information provided by CWOP or any of its Affiliates and contained in the Disclosure Statement with respect to CWOP's business, financial condition and results of operations (other than the financial projections contained therein), taken on the basis of the Disclosure Statement as a whole, or (ii) the Collateral Documents shall prove to contain, as of their respective dates, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; or

          (c) The Issuer shall fail to perform or observe (i) any term, covenant or agreement contained in Article IV or Article V or (ii) any other term, covenant or agreement contained in this Indenture, the Plan or the Collateral Documents, if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of the date on which written notice thereof shall have been given to the Issuer by the Trustee or the Holders; or

          (d) The Issuer shall fail, after any applicable grace period, to pay any principal of or premium, if any, or interest on the Class A Notes or any of its other Indebtedness, in an amount exceeding $200,000 (excluding the Notes), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (e) The Issuer shall generally not pay its debts as such debts become due except such debts that are the subject of a good faith dispute, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Issuer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against the Issuer (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceedings shall occur, or the Issuer shall take any action to authorize any of the actions set forth above in this clause (e); or

          (f) Any judgment or order for the payment of money in excess of $100,000 shall be rendered against the Issuer and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) This Indenture or the Collateral Documents shall, for any reason, cease to create a valid Lien on Collateral having a value of $100,000 or more purported to be covered thereby, or such Lien shall cease to have the priority Lien status initially granted and be a perfected Lien as to Collateral having a value of $100,000 or more; or

          (h) The Issuer shall fail to pay any Imposition prior to delinquency or, if the Issuer is prohibited by law from paying such Imposition, the Issuer shall fail to pay such Imposition within one hundred eighty (180) days of the Issuer's receipt of notice of such prohibition; or

          (i) The Issuer shall fail to perform its obligations under the Plan.

SECTION 6.02.   ACCELERATION.

          If an Event of Default (other than an Event of Default specified in SECTION 6.01(e)) occurs and is continuing, the Trustee by notice to the Issuer may, or upon written notice from the Holders of not less than 25% in principal amount of the Notes outstanding on the date of determination shall, or such Holders by written notice to the Issuer and the Trustee may, declare all the Notes to be due and payable immediately and upon such declaration, the principal of, premium, if any, and interest on the Notes shall be due and payable immediately. If an Event of Default specified in SECTION 6.01(e) occurs, such an amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of not less than 25% in principal amount of the Notes outstanding on the date of determination, by written notice to the Trustee, may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

          Notwithstanding anything in this Indenture to the contrary, so long as any Senior Indebtedness is outstanding and has not been Defeased, payment on account of the Notes may not be accelerated as a result of the occurrence of any Event of Default, and the Trustee and the Holders shall not, and shall not have power under this Indenture to, exercise or enforce any remedy in respect of any such Event of Default as to the Notes (including, without limitation, joining with any other Person with respect to any action with respect to bankruptcy, insolvency or reorganization or relief of debtors).


SECTION 6.03.   OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee and/or the Collateral Agent, as applicable, may pursue any available remedy (under this Indenture, the Collateral Documents or otherwise) to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes, this indenture or the Collateral Documents.

          The Trustee or the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.   WAIVER OF PAST DEFAULTS.

          The Holders of not less than 25% in principal amount of the Notes outstanding on the date of determination by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of or interest on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the Collateral Documents; but no such waiver shall extend to any subsequent or other Default or Event of Default.

SECTION 6.05.   DIRECTION BY HOLDERS.

          The Holders of not less than 25% in principal amount of the Notes outstanding on the date of determination may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee and/or the Collateral Agent or exercising any trust or power conferred on it or them. The Trustee and/or the Collateral Agent, however, may refuse to follow any direction that conflicts with the law, this Indenture or the Collateral Documents, that the Trustee and/or the Collateral Agent determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee and/or the Collateral Agent in personal liability.

SECTION 6.06.   LIMITATION ON SUITS.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee and the Collateral Agent written notice of a continuing Event of Default;

          (b) the Holders of not less than 25% in principal amount of the Notes outstanding on the date of determination make a written request to the Trustee and the Collateral Agent to pursue the remedy;

          (c) such Holder of a Note or Holders offer and, if requested, provide to the Trustee and the Collateral Agent an indemnity satisfactory to the Trustee and the Collateral Agent against any loss, liability or expense;

          (d) the Trustee and the Collateral Agent do not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of not less than 25% in principal amount of the Notes outstanding on the date of determination do not give the Trustee and the Collateral Agent a direction inconsistent with the request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder, except that no Holder shall have the right to institute any such suit if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver or loss of the Liens pursuant to the Collateral Documents upon any property subject to such Liens.

SECTION 6.08.   COLLECTION SUIT.

          If an Event of Default specified in SECTION 6.01(a) occurs and is continuing, the Trustee and/or the Collateral Agent are authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for, and the Issuer agrees to pay, the whole amount of principal of and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel.

SECTION 6.09.   PROOFS OF CLAIM.

          The Trustee and/or the Collateral Agent are authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), the Issuer's creditors or the Issuer's property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee and the Collateral Agent, and in the event that the Trustee and the Collateral Agent shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee and the Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, and their respective agents and counsel, and any other amounts due the Trustee and the Collateral Agent under SECTION 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, or their respective agents and counsel, and any other amounts due the Trustee and the Collateral Agent under SECTION 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee or the Collateral Agent to vote in respect of the claim of any Holder of a Note in any such proceeding; PROVIDED that the Trustee may be a member of a creditors' or similar committee.

SECTION 6.10.   PRIORITIES.

          If the Trustee or the Collateral Agent collects any money pursuant to this Article VI, it shall pay out the money in the following order:

          FIRST: to the trustee for the Class A Notes until payment in Cash of all Obligations of the Issuer then due under the indenture and other operative documents governing the Class A Notes or, if there has been and is continuing a default under the Class A Notes, to the payment in full in Cash of any Obligations under the Class A Notes;

          SECOND: to the Trustee, the Collateral Agent and their respective agents and attorneys for amounts due under SECTION 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and/or the Collateral Agent and the costs and expenses of collection;

          THIRD: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind,

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

     according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

          FOURTH: without duplication, to Holders for any other Obligations of the Issuer owing to the Holders under this Indenture, the Notes or the Collateral Documents; and

          FIFTH: to the Issuer or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this SECTION 6.10.

SECTION 6.11.   UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee and/or the Collateral Agent for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or a suit by a Holder pursuant to SECTION 6.06.

SECTION 6.12.   RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holder will continue as though no such proceeding had been instituted.


                                  ARTICLE VII.
                                  THE TRUSTEE

SECTION 7.01.   DUTIES OF THE TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the other Collateral Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b)     Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee undertakes to perform only those duties that are specifically set forth to be performed by it in this Indenture and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee, and conforming to the requirements of this Indenture and the Collateral Documents. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Collateral Documents, if any.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this SECTION 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.05.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this SECTION 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability if the Trustee reasonably believes that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee reasonable security and indemnity satisfactory to it against any loss, liability or expense.

          (f) Neither the Trustee nor any Paying Agent shall be liable for interest on any money received by it except as the Trustee or such Paying Agent may agree in writing with the Issuer. Money held in trust by the Trustee or a Paying Agent need not be segregated from other funds except to the extent required by law.

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

          (g) Each of the Trustee and the Collateral Agent, in their respective capacities as such, shall not be liable for actions or failures to act with respect to the obligations of the other under any of the Operative Documents.

SECTION 7.02.   RIGHTS OF THE TRUSTEE.

          (a) Each of the Trustee and the Collateral Agent may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. Except as otherwise provided in any Operative Document, neither the Trustee nor the Collateral Agent need investigate any fact or matter stated in the document; but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records, and premises of the Issuer, personally or by agent or attorney.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel, approval of Required Holders or any combination thereof. Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate, Opinion of Counsel or approval of Required Holders.

          (c) Each of the Trustee and the Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or the Collateral Documents.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

          (f) Without limitation and notwithstanding any other provision in any Operative Document, (i) neither the Trustee nor the Collateral Agent shall be required to take any action regarding any Real Estate, including, without limitation, foreclosure or other action (collectively, a "FORECLOSURE ACTION"), which could result in the Trustee or the Collateral Agent, as applicable, being deemed to be an "operator" under CERCLA (as defined in the definition of "HAZARDOUS SUBSTANCE"), if in the reasonable judgment of the Trustee or the Collateral Agent, as applicable, by taking such action it would incur unacceptable Environmental Liability or Cost, and (ii) each of the Trustee and the Collateral Agent shall have the right, prior to taking any Foreclosure Action with respect to any Real Estate, to obtain a "Phase One" or other environmental report concerning such Real Estate prepared by a consultant of its choice and to be reimbursed for the reasonable cost thereof pursuant to SECTION 7.07, if, in its reasonable judgment, such report is necessary in order to assess the matters described in clause (i) of this SECTION 7.02(f). In making an evaluation described under clause (i) of the preceding sentence, the Trustee or

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

     the Collateral Agent, as applicable, shall assess its potential liability as compared to the indemnity available pursuant to SECTION 7.07, or from any Holder pursuant to SECTION 7.01(e).

SECTION 7.03.   INDIVIDUAL RIGHTS OF THE TRUSTEE, THE COLLATERAL AGENT AND
                AGENTS.

          Each of the Trustee and the Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not the Trustee or the Collateral Agent, as applicable. Any Agent may do the same with like rights and duties. The Trustee is also subject to SECTIONS 7.10 AND 7.11, as specified therein, of this Indenture.

SECTION 7.04.   DISCLAIMER.

          Neither the Trustee nor the Collateral Agent shall be responsible for and neither makes any representation as to the validity or adequacy of this Indenture, the Notes, or the Collateral Documents, neither shall be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture or the other Operative Documents, neither shall be responsible for the use or application of any money received by any Paying Agent other than itself, and neither shall be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. Neither the Trustee nor the Collateral Agent makes any representation as to the validity, value or condition of any property covered or intended to be covered by the Lien of the Collateral Documents or any part thereof or as to the title of the Issuer to such property or as to the security afforded by the Collateral Documents or hereby.

SECTION 7.05.   NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known or deemed known to a Responsible Officer of the Trustee and/or the Collateral Agent, the Trustee and/or the Collateral Agent shall promptly notify the other, and the Trustee shall mail to Holders a notice of the Default or Event of Default within thirty (30) days after obtaining knowledge thereof. Notwithstanding anything contained in TIA SECTION 315(b) to the contrary, the Trustee shall not withhold any such notice.

SECTION 7.06.   REPORTS BY THE TRUSTEE TO HOLDERS OF THE NOTES.

          Within sixty (60) days after each January 1 beginning with the January 1 following the Issue Date, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA
SECTION 313(a) (but if no event described in TIA SECTION 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee shall, within 90 days thereof, and in compliance with TIA SECTION 313(b), notify the Holders of the Notes in the event of
(1) the release, or release and substitution, of any collateral pursuant to
SECTION 10.03 or 10.04 (and the consideration therefor, if any) the fair value of which equals or exceeds 10% of the principal amount of the Notes outstanding at the time of such

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

release or (2) the character and amount of any advances made by it since the date of the last report transmitted pursuant to TIA SECTION 313(a) (or if no such report has yet been so transmitted, since the Effective Date), for the reimbursement of which it may claim a Lien or charge higher than that of the Notes, the aggregate amount of which at any time exceeds 10% of the principal amount of the Notes outstanding at such time. The Trustee also shall comply with TIA SECTION 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA SECTION 313(c).

          A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuer and filed with the SEC and each stock exchange, if any, on which the Notes are listed, in accordance with TIA 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.   COMPENSATION.

          The Issuer shall pay to each of the Trustee and the Collateral Agent from time to time reasonable compensation for its acceptance of this Indenture and for services provided under the Operative Documents. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse each of the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the agents and counsel of each of the Trustee and the Collateral Agent.

          The obligations of the Issuer under this SECTION 7.07 and SECTION 4.19(a) shall survive the satisfaction and discharge of this Indenture.

          To secure the Issuer's payment obligations in this SECTION 7.07 AND
SECTION 4.19(a), each of the Trustee, the Collateral Agent, any Paying Agent and each Indemnified Person shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, the Collateral Agent or any Paying Agent, as applicable, except money or property held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in SECTION 6.01(e) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.   REPLACEMENT OF THE TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Required Holders may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

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

          (a)     the Trustee fails to comply with SECTION 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)     the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Required Holders may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with SECTION 7.10, any Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of such succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in SECTION 7.07. Notwithstanding replacement of the Trustee pursuant to this Section, the Issuer's obligations under SECTION 7.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liability incurred by it prior to such replacement.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation, the successor corporation or association without any further act shall be the successor Trustee; PROVIDED that such corporation is otherwise eligible to be the successor under this Indenture.

SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trust powers, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII.
                                   DEFEASANCE

SECTION 8.01.   OPTION TO EFFECT DEFEASANCE.

          The Issuer may elect to have SECTION 8.02 be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article VIII and delivery of an Officers' Certificate setting forth a resolution of the Board of Members making such election.

SECTION 8.02.   DEFEASANCE AND DISCHARGE.

          Upon the Issuer's exercise under SECTION 8.01 of the option applicable to this SECTION 8.02, the Issuer shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below (including SECTION 8.03) are satisfied (hereinafter, "CLASS B DEFEASANCE"). For this purpose, such Class B Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of SECTION 8.04 and the other Sections of this Indenture referred to in (a) and (b) of this SECTION 8.02, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in
SECTION 8.03, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due,
(b) the Issuer's obligations with respect to such Notes under SECTIONS 2.06, 2.08, 2.09, 2.12 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith, and (d) this Article VIII.

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

SECTION 8.03.   CONDITIONS TO CLASS B DEFEASANCE.

          The following shall be the conditions to the application of
SECTION 8.02 to the outstanding Notes:

          (a) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (i) Cash in an amount or (ii) non-callable Governmental Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment under the Notes, Cash in an amount, or
     (iii) a combination thereof, in such amounts, as will be sufficient to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) (A) the principal of and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and (B) any mandatory sinking fund payments or analogous payments applicable to the outstanding Notes on the day on which such payments are due and payable in accordance with the terms of this indenture and of such Notes; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such noncallable Governmental Securities to said payments with respect to the Notes;

          (b) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit;

          (c) such Class B Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or material instrument to which the Issuer is a party or by which the Issuer is bound;

          (d) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Issuer pursuant to its election under SECTION 8.02 was not made by the Issuer with the intent of preferring the Holders over other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others;

          (e) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Class B Defeasance under
     SECTION 8.02 have been complied with as contemplated by this SECTION 8.03;

          (f) the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,
     (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the Effective Date, there has been a change in the applicable federal income tax law, in either case to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Class B Defeasance and will be subject to federal income tax on the same amounts, in the

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

     same manner and at the same times as would have been the case if such Class B Defeasance had not occurred; and

          (g) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to the customary assumptions and exclusions, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law and that the Trustee has a perfected security interest in such trust for the ratable benefit of the Holders.

SECTION 8.04. DEPOSITED MONEY AND GOVERNMENTAL SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to SECTION 8.05, all money and Governmental Securities (including the proceeds thereof) deposited with the Trustee pursuant to
SECTION 8.03 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.03 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

SECTION 8.05.   REPAYMENT TO THE ISSUER.

          (a) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Governmental Securities held by it as provided in SECTION 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Class B Defeasance.

          (b) Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a general unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer, as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the "New York Times" and "The Wall Street Journal" (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of money then remaining will be repaid to the Issuer.

SECTION 8.06.   REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any Cash or Governmental Securities in accordance with SECTION 8.02, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to SECTION 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with SECTION 8.02, as the case may be; PROVIDED, HOWEVER, that, if the Issuer makes any payment of principal or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE IX.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.   WITHOUT CONSENT OF HOLDERS.

          Notwithstanding SECTION 9.02, the Issuer and the Trustee may amend or supplement this Indenture, the Notes and any other Operative Document without the consent of any Holder:

          (a)   to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for (i) the assumption of the Issuer's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article V, and (ii) certain amendments to the Collateral Documents expressly called for therein pursuant to SECTION 10.01;

          (d) to execute and deliver any documents necessary or appropriate to release Liens on any Collateral as permitted by SECTION 10.03 OR 10.04;

          (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights hereunder of any Holder of the Notes;

          (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (g) to evidence or effect the pledge of additional or substitute assets or property as collateral.

          Upon the request of the Issuer accompanied by a resolution of the Board of Members of the Issuer authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in SECTION 9.06, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental Indenture that affects the Trustee's own rights, duties or immunities under this Indenture, the Collateral Documents or otherwise. The Issuer shall give the Holders, with a copy to the Trustee, notice of the effectiveness of any amendment under this
SECTION 9.01 briefly describing the amendment or supplement.

SECTION 9.02.   WITH CONSENT OF HOLDERS.

          Subject to SECTION 6.07, the Issuer and the Trustee may amend or supplement this Indenture, the Notes, or any amended or supplemental Indenture with the written consent of the Required Holders (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to
SECTION 6.07, any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of not less than 25% in principal amount of the Notes outstanding on the date of determination (including consents obtained in connection with a tender offer or exchange offer for the Notes). The Issuer and the Trustee may, with the consent of Holders of 66 2/3% in principal amount of each of the Notes and the Class A Notes, respectively, outstanding on the date of determination, directly or indirectly release Liens on all or substantially all of the Collateral except in connection with a Triggering Event. The Issuer and the Trustee may, with the consent of Holders of the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, reduce such principal amount with respect to such amendment, supplement or waiver.

    Upon the request of the Issuer accompanied by a resolution the Board of Members of the Issuer authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Required Holders as aforesaid, and upon receipt by the Trustee of the documents described in SECTION 9.06, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture, but the Trustee shall not be obligated to enter into any such amended or supplemental Indenture that affects the Trustee's own rights, duties or immunities under this Indenture, the Collateral Documents or otherwise. After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders affected thereby a notice of the effectiveness of any amendment under this SECTION 9.02 briefly describing the amendment, supplement or waiver.

          Notwithstanding the provisions of this SECTION 9.02, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting Holder):

          (a) reduce the principal of or change the fixed maturity of any Note or reduce the redemption price of the Notes;

          (b) reduce the rate of or change the time for payment of interest on any Note;

          (c) waive a Default or Event of Default in the payment of principal of or interest on the Notes (except a rescission of acceleration of the Notes by the Required Holders and a waiver of the payment default that resulted from such acceleration);

          (d) make any Note payable in money other than that stated in the Notes;

          (e) make any change in SECTIONS 6.04, 6.07 OR 9.02 (this sentence only); or

          (f)   waive a redemption payment with respect to any Note.

          It shall not be necessary for the consent of the Holders under this
SECTION 9.02 to approve the particular form of any proposed amendment, supplement, or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Any such Holder of a Note or subsequent Holder of a Note, however, may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the Trustee receives written notice that the waiver, supplement or amendment becomes effective (or such later date as may be required by law or stock exchange rule). An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

          The Issuer may fix a record date for determining which Holders must consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to
SECTION 2.07 or (ii) such other date as the Issuer shall designate. If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were Holders of a Note at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revolve any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or binding for more than 90 days after such record date unless consents from Holders in the principal amount required under this Indenture for such amendment or waiver to be effective shall also have been given and not revoked their consent within such 90-day period.

          After an amendment or waiver becomes effective it shall bind every Holder of a Note, unless it is of the type described in SECTION 9.02 in which case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every Holder of a Note that evidences the same Indebtedness as the consenting Holder's Note.

SECTION 9.05.   NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   THE TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental Indenture until its Board of Members approves it. In signing or refusing to sign such amendment or supplemental Indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to SECTION 7.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Issuer in accordance with its terms.

SECTION 9.07.   CONSENT OF CLASS A TRUSTEE.

          No amendment shall be made to (i) Article XI or to those portions of SECTIONS 3.08(b) OR (c), 6.02, 6.04 OR 6.10 that benefit the holders of Senior Indebtedness or (ii) extend, renew, increase, modify or amend the terms of the Notes (including changing the terms of payment) or the interests of the Trustee or the Holders in any security for the Notes and no release, sale or exchange of the interests of the Trustee or the Holders in any security for the Notes or release of any Person in any manner liable for such Indebtedness shall be made, in each case, without the prior written consent of the Class A Trustee.

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

                                   ARTICLE X.
                             COLLATERAL AND SECURITY

SECTION 10.01.  COLLATERAL DOCUMENTS.

          The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date or a principal amortization date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuer to the Holders, the Trustee or the Collateral Agent under this Indenture, the Collateral Documents and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall deliver to the Trustee copies of all Collateral Documents, and, subject to the provisions of the Collateral Documents, shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and the Notes secured hereby, according to the intent and purposes herein expressed. The Issuer shall take upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Issuer under the Operative Documents, a valid and enforceable perfected first priority Lien in and on all of the Collateral, in favor of the Collateral Agent for the benefit of the Trustee, the Collateral Agent and the Holders,
(a) superior to and prior to the rights of all third Persons, and (b) subject to no Liens other than the Liens permitted under SECTION 4.09.

SECTION 10.02.  RECORDING AND OPINIONS.

          The Issuer shall furnish to the Trustee, promptly following the execution and delivery of this Indenture, and annually thereafter to the extent required by Section 314(b) of the TIA, an Opinion of Counsel either
(i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, the Mortgages, the Assignments of Leases, the Collateral Assignments of Mortgages, the Collateral Assignments of Leases and Uniform Commercial Code financing statements necessary to make effective and perfect the Lien intended to be created by the Collateral Documents, and reciting with respect to the security interests in the Collateral, the details of such action, or
(ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.


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

SECTION 10.03.  RELEASE OF COLLATERAL.

          No Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents or this Indenture without the prior written consent of the Trustee and the Required Holders.

SECTION 10.04.  CERTIFICATES OF THE ISSUER.

          The Issuer shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Documents or this Indenture, (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA Sections 314(d). The Trustee may, to the extent permitted by SECTIONS 7.01 AND 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.05. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE COLLATERAL AGENT UNDER THE COLLATERAL DOCUMENTS.

          Subject to the provisions of SECTIONS 7.01 AND 7.02, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, direct the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuer under any of the Operative Documents. The Trustee and the Collateral Agent shall have power to institute and maintain such suits and proceedings and enter into such agreements as either may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits, proceedings and agreements as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interest of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Trustee, the Collateral Agent or the Holders).

SECTION 10.06. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

          The Trustee shall cause the Collateral Agent to deliver to the Trustee and the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Documents.

SECTION 10.07.  TERMINATION OF SECURITY INTEREST.

          Upon the full and final payment of all Obligations of the Issuer under all of the Operative Documents (including an effective defeasance pursuant to SECTION 8.02), the Trustee

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

shall, at the request of the Issuer, release (or permit the Collateral Agent to release) the Liens pursuant to this Indenture. If the Trustee or Paying Agent is unable to apply any Cash or Governmental Securities in accordance with SECTION 8.02 by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Trustee shall cause the Collateral Agent to cause the Liens to be revived and reinstated as though no deposit had occurred pursuant to SECTION 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with SECTION 8.02.

SECTION 10.08.  COLLATERAL AGENT'S DUTIES.

          The Collateral Agent, acting in its capacity as such, shall have only such duties with respect to the Collateral as are set forth in the Collateral Documents.

SECTION 10.09.  HAZARDOUS MATERIALS.

          (a) ENVIRONMENTAL COMPLIANCE. The Issuer shall keep and maintain (and cause all tenants to keep and maintain) the Trust Estate, including, without limitation, the groundwater on, under or in the vicinity of the Trust Estate, in compliance with, and free of material liabilities under, and shall not cause or permit the Trust Estate to be in material violation of, or subject to conditions forming the basis for material liability under, any Environmental Laws.

          (b) RESTRICTIONS ON USE. The Issuer shall not (and shall take all reasonable efforts to assure that all of its tenants shall not) use, generate, manufacture, treat, handle, refine, produce, process, store, discharge, release, dispose of or allow to exist on, under or about the Trust Estate any Hazardous Substance except (i) in the ordinary course of business and in de minimis amounts, and (ii) otherwise in compliance with, and not reasonably likely to lead to liability under, Environmental Laws. Furthermore, the Issuer shall not allow to exist on, under or about the Trust Estate, any underground storage tanks or underground deposits.

          (c) ACCESS. The Trustee shall be entitled, at any reasonable time, to enter upon and inspect the Trust Estate and take any other actions it reasonably deems necessary to confirm the Issuer's compliance with the obligations and agreements set forth in this SECTION 10.09.

          (d) NOTICE TO THE HOLDERS. The Issuer promptly shall advise the Trustee, the Collateral Agent and the Holders in writing of (a) any and all enforcement, clean up, removal, mitigation or other governmental or regulatory actions instituted or threatened in writing pursuant to any Environmental Laws affecting the Trust Estate; (b) all claims made or threatened in writing by any third party against the Holders, the Issuer or the Trust Estate relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substance (the matters set forth in clauses (a) and (b) above are hereinafter referred to as "Hazardous Materials Claims"); (c) the Issuer's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Trust Estate that could cause the Trust Estate or any part thereof to be classified as "border-zone property" under the provisions of California Health and Safety Code Section 25220,

     ET SEQ., or any regulation adopted in accordance therewith or which may support a similar claim or cause of action under the Environmental Laws; and (d) the Issuer's discovery of any occurrence or condition on the Trust Estate or any real property adjoining or in the vicinity of the Trust Estate which could subject the Issuer or the Trust Estate to any restrictions on ownership, occupancy, transferability or use of the Trust Estate under any Environmental Laws. The Holders shall have the right to join and participate in, as a party if it so elects, any settlements, remedial actions, legal proceedings or actions initiated in connection with any Hazardous Materials Claims and to have its reasonable attorneys' fees in connection therewith paid by the Issuer.

SECTION 10.10.  INSPECTIONS.

          The Issuer will permit representatives of the Trustee and/or the Collateral Agent to visit and inspect the properties of the Issuer, including, without limitation, the Trust Estate, and to examine and make extracts from its books and records, and to discuss its affairs, finances and accounts with its officers and employees and its independent accountants, all at reasonable times and as often as may be reasonably requested; provided that the rights granted under this SECTION 10.10 shall be (i) exercised only to the extent reasonably related in good faith to the protection of any interests, rights or remedies of the Trustee under or in respect of the Collateral Documents and (ii) subject to any law, regulation or order to which the Issuer is subject, or any indenture, agreement or other instrument to which the Issuer is party, which prohibits the disclosure of non-public information.

SECTION 10.11.  TITLE.

          The Issuer has good and marketable title to the Trust Estate subject to no Lien, charge or encumbrance except such as are listed as exceptions to title in the title policy or policies insuring the Lien of the Deed of Trust issued by a title company or companies acceptable to the
Trustee.   The Deed of Trust is and will remain a valid and enforceable Lien on the Trust Estate subject only to the exceptions referred to above. The Issuer has full power and lawful authority to grant, assign, transfer and mortgage its interest in the Trust Estate in the manner and form done or intended by the Deed of Trust. The Issuer will preserve its interest in and title to the Trust Estate and will forever warrant and defend the same to the trustee under the Deed of Trust and the Trustee and will forever warrant and defend the validity and priority of the Lien created by the Deed of Trust against the claims of all persons and parties whomsoever. The Issuer shall pay all costs, fees and expenses, including costs of evidence of title and the fees of the trustee under the Deed of Trust or the Trustee and attorney's fees, paid or incurred by the trustee under the Deed of Trust or the Trustee in connection with the enforcement of their rights under the Deed of Trust or in any action or proceeding threatened or commenced in which the trustee under the Deed of Trust or the Trustee may appear or be made a party, whether or not pursued to final judgement, and in any exercise of the power of sale contained herein, whether or not such sale is actually consummated. The Issuer shall promptly and completely observe, perform, and discharge each and every obligation, covenant and agreement affecting the Trust Estate whether the same is prior and superior or subject and subordinate to the Lien created by the Deed of Trust.


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

                                   ARTICLE XI.
                                  SUBORDINATION

SECTION 11.01.  NOTES SUBORDINATED TO SENIOR INDEBTEDNESS; NO PAYMENT.

          The Trustee agrees, and each Holder, by accepting a Note (A) agrees, that (i) the Notes, including for all purposes of this Indenture all redemption obligations with respect to the Notes, are subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full in Cash of all existing and future Senior Indebtedness when due and (ii) the subordination under this Article XI is for the benefit of and enforceable by the Class A Trustee and the holders of Senior Indebtedness, and (B) authorizes and directs the Trustee to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article XI and appoints the Trustee as attorney-in-fact for any and all such purposes.

          Only Indebtedness of the Issuer that is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth in this Indenture. This Article XI shall remain in full force and effect as long as any Senior Indebtedness is outstanding.

          This Article XI shall constitute a continuing agreement for the benefit of the Class A Trustee and all Persons who become holders of, or continue to hold, the Senior Indebtedness, and the Class A Trustee and such holders are made obligees under this Article XI and they and/or each of them may enforce its provisions. No holder of Senior Indebtedness nor the Class A Trustee need prove reliance on the subordination provisions of this Article XI.

SECTION 11.02.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any payment or distribution, whether of Cash, securities or other property, to creditors of the Issuer in a liquidation (total or partial), reorganization or dissolution of the Issuer, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding related to the Issuer or its property:

          (1) holders of the Senior Indebtedness shall be entitled to receive payment in full in Cash of such Senior
          Indebtedness before the Holders shall be entitled to receive any payment of principal of, or interest on, or any other distribution with respect to, the Notes or the other
          Operative Documents, and

          (2) until the Senior Indebtedness is paid in full in Cash as provided in clause (1) above, any payment or distribution to which the Holders would be entitled but for this
          Article XI shall be made directly to the holders of Senior Indebtedness or their Representative to the extent necessary to make payment in full in Cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution in Cash to the holders of the Senior Indebtedness;

in each case, except that the Holders may receive shares of stock and debt securities that are subordinated to the Senior Indebtedness to at least the same extent as the Notes are subordinate to the Senior Indebtedness and pursuant to the same or more stringent terms.

          Upon any distribution of assets of the Issuer referred to in this
SECTION 11.02, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceedings are pending, or a certificate of the liquidating trustee or agent or other such Person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this SECTION 11.02. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing to be a holder of Senior Indebtedness or a Representative, as the case may be, to establish that such notice has been given by a holder of Senior Indebtedness or a Representative, as the case may be. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section 11.02, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution and as to other facts pertinent to the rights of such Person under this SECTION 11.02, and, if such evidence is not furnished, the Trustee may defer any payment to such Person (and to the Holders) pending judicial determination as to the right of such Person to receive such payment.

SECTION 11.03.  DEFAULT ON SENIOR INDEBTEDNESS.

          No direct or indirect payment shall be made by or on behalf of the Issuer under the Notes or any other Operative Document, or to acquire any Notes for Cash, securities or other property, by set-off or otherwise, or to redeem, retire, purchase, deposit moneys for defeasance of or to acquire any Notes, and no action shall be taken to accelerate or to enforce the Notes, and the Issuer shall not segregate and hold separate for the benefit of the Holders any money for such payment or distribution, if (i) any of the Senior Indebtedness is not paid in Cash when due or Defeased or (ii) any other default on the Senior Indebtedness occurs, unless, in either case, (x) the default has been cured or waived or (y) such Senior Indebtedness as is then due has been paid in full in Cash or Defeased; PROVIDED, HOWEVER, that (a) the Issuer may make any such direct or indirect payment or take such other action under the Notes or any other Operative Document without regard to the foregoing if the Issuer and the Trustee receive prior written consent of all of the holders of the Senior Indebtedness; (b) the Holders may receive shares of stock and debt securities that are subordinated to the Senior Indebtedness to at least the same extent as the Notes are subordinate to the Senior Indebtedness and pursuant to the same or more stringent terms; and (c) that in the event that the Issuer shall make any payment to the Trustee pursuant to the Notes after Defeasance of the Senior Indebtedness but prior to a date that is 100 days after such Defeasance ("PREFERENCE EXPIRATION DATE"), such payment shall be held by the Trustee, in trust for the benefit of the holders of the Senior Indebtedness (PRO RATA as to each of such holders on the basis of the respective amounts of the Senior Indebtedness held by them) and such payment shall promptly be paid over to such holders or their Representatives upon the filing of a petition in bankruptcy or, if no such petition is filed prior to the Preference Expiration Date, such payment shall be released to the benefit of the Holders; PROVIDED FURTHER, that Issuer shall make no payment to the Holders after the Senior Indebtedness is Defeased and prior to the Preference Expiration Date.

SECTION 11.04.  WHEN DISTRIBUTION MUST BE PAID OVER.

          In the event that the Issuer shall make any payment to the Trustee pursuant to the Notes at a time when such payment is prohibited by SECTION
11.02 OR 11.03, such payment shall be held by the Trustee, in trust for the benefit of, and promptly shall be paid over and delivered to, the holders of the Senior Indebtedness (PRO RATA as to each of such holders on the basis of the respective amounts of the Senior Indebtedness held by them) or their Representatives, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness as is then due in Cash in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          If a distribution is made to Holders that because of this Article XI should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and promptly pay it over to such holders as such holders' interests may appear.

SECTION 11.05.  NOTICE BY ISSUER.

          The Issuer shall promptly notify the Trustee and any Paying Agent by an appropriate Officers' Certificate of the Issuer delivered to the Trustee and the Paying Agent of any facts known to the Issuer that would cause a payment under the Notes of principal of or interest on the Notes or under any other Operative Documents to violate this Article XI, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness provided in this Article XI.

SECTION 11.06.  SUBROGATION.

          Each Holder, by accepting a Note, waives, and agrees not to exercise, any and all rights, remedies, powers or privileges, such as rights of subrogation, contribution, reimbursement or indemnity or related remedies, powers or privileges, arising against the Issuer or any guarantor of all or any part of the Obligations or any Collateral (whether by contract or operation of law, including Bankruptcy Law) by reason of any payment or other performance by the Holders or the Trustee pursuant to the terms of this SECTION 11.06 and agrees for the benefit of the holders of the Senior Indebtedness that any such payment shall constitute a loan by the Holders to the Issuer which loan shall be subordinated to the Senior Indebtedness at least to the same extent as the Notes are subordinate to the Senior Indebtedness and pursuant to the same or more stringent terms. Each Holder, by accepting a Note, further agrees that, to the extent that the waiver of, or agreement not to exercise, any such rights, remedies, powers or privileges is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights, remedies, powers or privileges the Holder may have shall be junior and subordinate to the rights, remedies, powers and privileges of holders of the Senior Indebtedness under this Indenture.

SECTION 11.07.  RELATIVE RIGHTS.

          This Article XI defines the relative rights of the Holders, the Trustee, the Class A Trustee and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (1) impair, as between the Issuer and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (2) affect the relative rights of the Holders and creditors of the Issuer other than such creditors as are holders of Senior Indebtedness;

          (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders; or

          (4) create or imply the existence of any commitment on the part of the holders of Senior Indebtedness to extend credit to the Issuer, other than as set forth in the terms governing such Senior Indebtedness.

SECTION 11.08. SUBORDINATION MAY NOT BE IMPAIRED BY ISSUER OR HOLDERS OF SENIOR INDEBTEDNESS.

          No right of any present or future holder of Senior Indebtedness or the Class A Trustee to enforce the subordination of the Indebtedness evidenced by the Notes and this Article XI shall be impaired by any act or failure to act by any such holder or the Class A Trustee, or by any noncompliance by the Issuer or anyone in custody of its assets or property within the terms of this Indenture, regardless of any knowledge thereof that any such holder or the Class A Trustee may have or otherwise be charged with.

          The holders of the Senior Indebtedness or the Class A Trustee may, without notice to or consent by any Holders or the Trustee, extend, renew, increase, modify or amend the terms of the Senior Indebtedness (including changing the terms of payment) or their interests in any security therefor and release, sell or exchange their interests in any such security or release any Person in any manner liable for such Senior Indebtedness and otherwise deal freely with the Issuer, all without affecting the liabilities and Obligations of the parties to this Indenture.

          Each Holder and the Trustee, by accepting a Note, agrees that the Representative, in its discretion, without notice or demand and without affecting the rights of any holder of Senior Indebtedness or the Class A Trustee under this SECTION 11.08, may foreclose any mortgage or deed of trust covering interests in real property secured thereby, by judicial or nonjudicial sale; and such Holder hereby waives any defense to the enforcement by the Representative of any Senior Indebtedness or by any holder of any Senior Indebtedness against such Holder of this

SECTION 11.08 after a judicial or nonjudicial sale or other disposition of its interests in real property secured by such mortgage or deed of trust; and such Holder expressly waives any defense or benefits that may be derived from California Civil Code SECTION 2808, 2809, 2810, 2819, 2845, 2849 or 2850, or
California Code of Civil Procedure SECTION 580a, 580d or 726.

SECTION 11.09.  DISTRIBUTION OR NOTICE TO REPRESENTATIVES.

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives, if any.

SECTION 11.10.  RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding SECTIONS 11.02 OR 11.03, the Trustee or any Paying Agent may continue to make payments of principal of or interest on the Notes unless, in the case of the Trustee, an officer of the Trustee or, in the case of a Paying Agent other than the Trustee, an officer of such Paying Agent, shall have received, at least three Business Days prior to the date such payments are due and payable, written notice of the occurrence of an event under SECTIONS 11.02 OR 11.03 and that any payment under the Notes would violate this Article XI. Only the Issuer or a Representative with respect to or holders of a least majority in principal amount of an issue of Senior Indebtedness may give such notice. Nothing contained in this SECTION 11.10 shall limit the right of any holder of Senior Indebtedness to recover payments as contemplated by SECTION 11.04.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Representative may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XI with respect to Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder, except as otherwise provided by the TIA.

SECTION 11.11. TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

          Notwithstanding any of the provisions of this Article XI or any other provisions of this Indenture, unless a Responsible Officer of the Trustee has received a written notice pursuant to SECTION 11.10, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, and in the absence of such written notice the Trustee may make such payments without liability or obligation to the Senior Indebtedness.

SECTION 11.12.  TRUSTEE'S COMPENSATION NOT PREJUDICED.

          Nothing in this Article XI shall apply to claims of, or payments to, the Trustee pursuant to SECTION 7.07.

SECTION 11.13.  OFFICERS' CERTIFICATE.

          If there occurs any event referred to in SECTION 11.02, the Issuer shall promptly give to the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

SECTION 11.14.  NAMES OF REPRESENTATIVES.

          The Issuer shall from time to time, upon request of the Trustee, provide to the Trustee an Officers' Certificate setting forth the name and address of each Representative of all outstanding Senior Indebtedness.

SECTION 11.15.  ARTICLE NOT TO PREVENT EVENTS OF DEFAULT.

          The failure to make a payment pursuant to the terms of the Operative Documents by reason of provision in this Article XI shall not be construed as preventing the occurrence of a Default or Event of Default.

SECTION 11.16. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS.

          Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration of each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. No provision in any supplemental indenture which modifies this Article XI in any manner adverse to the holders of Senior Indebtedness shall be effective against the holders of Senior Indebtedness who have not consented thereto in accordance with the provisions of the documents governing such Senior Indebtedness.

SECTION 11.17.  PROOF OF CLAIM.

          In the event that the Issuer is subject to any proceeding under any Bankruptcy Law and the Holders and the Trustee fail to file any proof of claim permitted to be filed in such proceeding with respect to the Notes, then any Representative of the holders of Senior Indebtedness may file such proof of claim.

SECTION 11.18.  NO FIDUCIARY DUTY CREATED TO HOLDERS OF SENIOR INDEBTEDNESS.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XI, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to the Holders, the Issuer or any other Person, monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article XI or otherwise.

SECTION 11.19.  THIRD PARTY BENEFICIARY.

          The Issuer and the Trustee hereby expressly agree and acknowledge that the Collateral Agent, the Class A Trustee and the holders of the Class A Notes are intended to be express third party beneficiaries of this Article XI of this Indenture entitled to exercise any and all rights and remedies afforded third-party beneficiaries under the laws of the relevant jurisdiction.


                                  ARTICLE XII.
                                  MISCELLANEOUS

SECTION 12.01.   TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA SECTION 318(c), the imposed duties shall control.

SECTION 12.02.  NOTICES.

          Any notice or communication by the Issuer or the Trustee to any other party hereto is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the party's address:

          If to the Issuer:

          Jamboree LLC
          c/o Oaktree Capital Management, LLC
          550 South Hope Street, 22nd Floor
          Los Angeles, California  90071
          Telecopier No.:  (213) 694-
          Attention:

          with copies to:

          Milbank, Tweed, Hadley & McCloy
          601 South Figueroa Street
          Thirtieth Floor
          Los Angeles, California  90017-5735
          Telecopier No.:  (213) 629-5063
          Attention:  Paul S. Aronzon, Esq.

          and to:

          O'Melveny & Myers LLP
          400 South Hope Street
          Los Angeles, California  90071
          Telecopier Nos.: (213) 669-6407, (714) 669-6994
          Attention:  Patricia Frobes, Esq.

          If to the Trustee:

          State Street Bank and Trust Company
          225 Asylum Street
          Hartford, Connecticut  06103
          Telecopier No.:  (860) 986-7920
          Attention:     Corporate Trust Administration (Jamboree LLC/1997 CWOP
                         Reorganization)

          The Issuer or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to the Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt Acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA SECTION 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Issuer mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.  COMMUNICATION BY THE HOLDERS WITH OTHER HOLDERS.

          The Holders may communicate pursuant to TIA SECTION 312(b) with other Holders with respect to their rights under this Indenture, the Notes and the Collateral Documents. The Trustee shall act in accordance with TIA
SECTION 312(b) with respect to such communications. The Issuer, the Trustee, the Collateral Agent, the Registrar and anyone else shall have the protection of TIA SECTION 312(c).

SECTION 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in SECTION 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants provided for in this Indenture relating to the proposed action have been satisfied.

SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA section 314(a)(4)) shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 12.06.  RULES BY THE TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of the Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF THE MEMBERS, OFFICERS, EMPLOYEES AND EQUITYHOLDERS.

          No officer, employee or equityholder (or directors, officers or employees of such equityholders or their equityholders) of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, the Indenture or the Collateral Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08.  GOVERNING LAW.

          The internal law of the State of New York shall govern and be used to construe this Indenture and the Notes without regard to principles of conflicts of law.

SECTION 12.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture and the Notes may not be used to interpret another indenture, loan or debt agreement of the Issuer. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof. Unless expressly otherwise indicated herein, an action or transaction permitted by one provision hereof must nonetheless comply with all other applicable provisions hereof, and any action or transaction not permitted by any provision of this Indenture will not be permitted regardless of whether any other provisions hereof might permit such action or transaction.

SECTION 12.10.  SUCCESSORS.

          All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11.  SEVERABILITY.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12.  COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13.  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14.  QUALIFICATION OF INDENTURE.

          The Issuer shall qualify this Indenture under the TIA and shall pay all costs and expenses (including attorneys' fees for the Issuer, the Trustee and the Holders of the Securities) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes. In connection with any such qualification of this Indenture under the TIA, the Trustee shall be entitled to receive from the Issuer any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request.

SECTION 12.15.  SATISFACTION AND DISCHARGE.

          Upon the indefeasible payment in full of all Obligations of the Issuer under all of the Operative Documents, the Issuer shall be released from all its obligations under this Indenture and under the Notes and this Indenture shall cease to be of further effect.

SECTION 12.16.  THIRD PARTY BENEFICIARY.

          The Issuer and the Trustee hereby expressly agree and acknowledge that the Collateral Agent is intended to be an express third party beneficiary of this Indenture and the Collateral Agent shall be entitled to exercise any and all rights and remedies afforded third-party beneficiaries under the laws of the relevant jurisdiction.


                         [Signatures on following page]

                                   SIGNATURES


Dated as of ____________, 1997         JAMBOREE, LLC


                                       By: ____________________________
Attest:                                    Name:
                                           Title:



_______________________________
Name:
Title:


Dated as of ____________, 1997         STATE STREET BANK AND TRUST
                                       COMPANY, as Trustee

Attest:



_______________________________
Name:                                  By: ____________________________
Title:                                     Name:
                                           Title:

                                                                     EXHIBIT A


          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED.

                                 [Face of Note]

           ________% Class B Senior Subordinated Secured Note due 2002

No.____                                                           $_____________


Jamboree LLC promises to pay to _____________________________ or its registered assigns the outstanding principal balance on March 27, 2002. The Interest Payment Dates shall be monthly on the first day of each month, commencing _____________, 1997. Interest may be paid through the issuance of additional Notes until March 27, 2001. The record dates for determining Holders entitled to receive payments of interest on the Notes shall be the fifteenth day of each prior month (whether or not a Business Day).

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Dated:________________________            Jamboree LLC

(SEAL)

                                          By:_____________________________


                                          This is one of the Notes
                                          referred to in the within
                                          mentioned Indenture:

                                          State Street Bank and Trust Company
                                           as Trustee



                                          By:_____________________________
                                              Authorized Signatory
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                [Back of Note]

            ______% Class B Senior Subordinated Secured Note due 2002



          Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

          1. PRINCIPAL AND INTEREST. Jamboree LLC, a Delaware limited liability company (the "ISSUER"), promises to pay interest on the outstanding principal amount of this Note at the rate and in the manner specified below. Interest shall accrue at ______% per annum and shall be payable monthly in arrears on the first day of each month, commencing _____________, 1997 or if any such day is not a Business Day on the next succeeding Business Day (each an "INTEREST PAYMENT DATE") to the Holders of record of the Notes at the close of business on the fifteenth day of the immediately preceding month, whether or not a Business Day; PROVIDED, HOWEVER, that during the period from the date hereof until March 27, 2001, the Issuer, at its option, may deliver on any Interest Payment Date additional Notes (valued at 100% of the principal amount thereof) to the Holder of this Note, in lieu of cash, in satisfaction of all or part of the interest payment then due on this Note in accordance with the terms of the Indenture. Notwithstanding the foregoing, additional Notes delivered in satisfaction of any interest payment then due on this Note shall be issuable only in denominations of $1000 and any integral multiple thereof, with the remainder of any such interest payable in cash. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _____________, 1997. The Issuer shall pay interest on overdue principal at a rate equal to 3% per annum in excess of the interest rate on the Notes to the extent lawful; and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. The Issuer shall, on each Interest Payment Date beginning March 28, 2000, pay an installment of the principal of this Note to the Person who is the registered Holder of this Note at the close of business on each such Interest Payment Date in the amount of $________ multiplied by the principal amount of this Note divided by the aggregate principal amount of all the Notes outstanding on each such date.

          2. METHOD OF PAYMENT. The Issuer shall pay interest on (except defaulted interest) the outstanding principal amount of the Notes and principal of the Notes to the Persons who are registered Holders at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. All payments under this Note shall be applied first to interest due and payable on this Note and then to the reduction of the unpaid principal amount of this Note. The Paying Agent shall keep a record of all payments of principal of this Note, which record, absent manifest error, shall be conclusive for all purposes under the Notes and the Indenture. At any time a Note is reissued, replaced or exchanged pursuant to the terms of the Notes or the Indenture, the principal amount of the new Note shall be reduced to reflect any such payments made to the date of such reissue, replacement or exchange. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Notes shall be payable both as to principal and interest at the office or agency of the

Issuer maintained for such purpose within the City of New York, or, at the option of a Holder, payment of interest may be made by check mailed to such the Holder at its address set forth in the register of the Holders or by wire to an account designated by such the Holder. Unless otherwise designated by the Issuer, the Issuer's office or agency in New York shall be the office or agency of the Trustee maintained for such a purpose.

          3. PAYING AGENT AND REGISTRAR. Initially, the Trustee shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-registrar upon thirty (30) days prior written notice to the Trustee. The Issuer may act in any such capacity.

          4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of _____________, 1997 (the "INDENTURE"), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the Issue Date. The Notes are subject to all such terms, and the Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are secured obligations of the Issuer limited to $20,000,000 in aggregate principal amount.

          5. OPTIONAL REDEMPTION. Subject to (i) the Issuer's prior payment in full in Cash or Defeasance of all Senior Indebtedness in accordance with
Article XI of the Indenture or (ii) the Issuer's having obtained the written consent of all of the holders of the Senior Indebtedness to the Issuer's redemption of Notes in accordance with the Indenture, the Issuer shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, during the periods set forth below at a redemption price equal to the percentage of par set forth opposite such periods plus accrued and unpaid interest thereon to the applicable redemption date:

               Period                          Percentage
               ------                          ----------

          Issue Date through
          March 27, 2000:                       102.00%
          March 28, 2000
          through September 27, 2001:           101.00%
          thereafter:                           100.00%

          6.  PURCHASE AT HOLDERS OPTION.  Except as set forth under SECTION
3.08 of the Indenture and this paragraph 6, the Issuer shall not be required to make mandatory redemption payments, sinking fund payments or mandatory purchases with respect to the Notes prior to maturity. Subject to (i) the Issuer's prior payment in full in Cash or Defeasance of all Senior Indebtedness in accordance with Article XI of the Indenture or (ii) the Issuer's having obtained the written consent of all holders of the Senior Indebtedness to the Issuer's repurchase of Notes in accordance with the Indenture, no later than 120 days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 1997, the Issuer shall, at the option of each Holder, purchase the maximum principal amount of the Notes that may be purchased with 100% of the Excess Cash Flow Amount for such Fiscal Year, at a purchase price in Cash equal to 100% of the principal amount of such Notes to be purchased plus accrued and unpaid interest thereon to the date of purchase on a pro-rata basis as described in SECTION
3.04 of the Indenture. Subject to (i) the Issuer's prior payment in full in Cash or Defeasance of all Senior Indebtedness in accordance with Article XI of the Indenture or (ii) the Issuer's having obtained the written consent of all holders of the Senior Indebtedness to Issuer's repayment of Notes in accordance with the Indenture, within 90 days after the occurrence of a Triggering Event, the Issuer shall, at the option of each Holder, purchase all of the outstanding Notes, at a purchase price in Cash equal to 100% of the principal amount of all outstanding Notes plus accrued and unpaid interest thereon to the date of purchase. The Issuer shall provide the written notice required under SECTION 3.08 no later than 120 days after the end of each Fiscal Year or 5 days after the occurrence of each Triggering Event. A Holder may exercise its rights specified in SECTION 3.08 of the Indenture and this paragraph 6 by delivery of an Original Purchase Notice to the Trustee or to the office or agency of the Issuer specified in the Indenture at any time prior to the close of business on a date that is 3 Business Days prior to the purchase date as set forth in SECTION 3.08(d) of the Indenture. Failure to deliver such Original Purchase Notice prior to the close of business on the date that is 3 Business Days prior to the purchase date shall be deemed to be an exercise by such Holder of its rights under
SECTION 3.08 of the Indenture and this paragraph 6 with respect to all Notes with respect to which a Purchase Event has occurred (other than Excess Amount Notes) held by such Holder on such date. Any Holder who does not desire to have all or a portion of its Notes purchased as a result of the occurrence of a Purchase Event shall be required to deliver a Rejection Notice. Any Holder delivering such Original Purchase Notice shall have the right to withdraw such Original Purchase Notice at any time prior to the close of business on the third Business Day immediately preceding the purchase date by delivery of a written notice of withdrawal to the Trustee or to the office or agency of the Issuer specified in the Indenture in accordance with SECTION 3.08(d) of the Indenture.

          7. NOTICE OF REDEMPTION OR PURCHASE. Notice of redemption or of the occurrence of a Purchase Event shall be mailed within the time period noted in paragraphs 5 and 6 to each Holder whose Notes are to be redeemed or as to which a Purchase Event has occurred at its registered address. Notes may be redeemed or purchased in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed or purchased. On and after the redemption or purchase date, interest ceases to accrue on Notes or portions of them redeemed or purchased.

          8. SUBORDINATION. The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before payments in respect of the Notes may be made under the Notes and the Indenture. The Issuer agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give such provision effect and appoints the Trustee as attorney-in-fact for such purpose.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption except the unredeemed portion of any such Note. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

          10. PERSONS DEEMED OWNERS. Prior to due presentment to the Registrar for registration of the transfer of this Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

          11. AMENDMENTS, SUPPLEMENT AND WAIVERSh. Subject to certain exceptions, the Indenture, Notes or any amended or supplemental Indenture may be amended or supplemented with the written consent of the Required Holders, and any existing Default or Event of Default and its consequences or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of not less than 25% in principal amount of the Notes outstanding on the date of determination. Without the consent of any Holder, the Operative Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to the Holders in the case of a merger or consolidation, to make certain amendments to the Collateral Documents, to execute and deliver any documents necessary or appropriate to release Liens on any Collateral as permitted by SECTION 10.03 OR 10.04 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. The Issuer and the Trustee may, with the consent of Holders of 66 2/3 % in principal amount of each of the Notes and the Class A Notes, respectively, outstanding on the date of determination directly or indirectly release Liens on all or substantially all of the Collateral except in connection with a Triggering Event. The Issuer and the Trustee may, with the consent of Holders of the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, reduce such principal amount with respect to such amendment, supplement or waiver.

          12. DEFAULTS AND REMEDIES. Events of Default include, without limitation, the following events: the Issuer shall fail to make any payment in respect of principal of or premium on the Notes when the same becomes due and payable and such failure continues for a period of 5 Business Days after the due date of such payment or the Issuer shall fail to make any payment when due of interest on the Notes and such failure continues for a period of 10 days after the due date of such payment; or either the information provided by CWOP or any of its Affiliates and contained in the Disclosure Statement with respect to CWOP's business, financial condition and results of operations (other than the financial projections contained therein), taken on the basis of the Disclosure Statement as a whole, or the Collateral Documents shall prove to contain, as of their respective dates, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made; or the Issuer fails to perform or observe (i) any term, covenant or agreement contained in Article IV or Article V of the Indenture or (ii) any other term, covenant or agreement contained in the Indenture, the Plan or the Collateral Documents, if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of the date on which written notice thereof shall have been given to the Issuer by the Trustee or the Holders; or the Issuer shall fail, after any applicable grace period, to pay any principal of or premium, if any, or interest on the Class A Notes or any of its other Indebtedness in an amount exceeding $200,000 (excluding the Notes), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or the Issuer shall generally not pay its debts as such debts become due except such debts that are the subject of a good faith dispute, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Issuer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against the Issuer (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur, or the Issuer shall take any action to authorize any of the foregoing actions; or any judgment or order for the payment of money in excess of $100,000 shall be rendered against the Issuer either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; the Indenture or the Collateral Documents shall, for any reason, cease to create a valid Lien on Collateral having a value of $100,000 or more purported to be covered thereby, or such Lien shall cease to have the priority Lien status initially granted and be a perfected Lien as to Collateral having a value of $100,000 or more; or the Issuer shall fail to pay any Imposition prior to delinquency or, if the Issuer is prohibited by law from paying such Imposition, the Issuer shall fail to pay such Imposition within 180 days of the Issuer's receipt of notice of such prohibition; or the Issuer shall fail to perform its obligations under the Plan. If any Event of Default (other than Event of Default specified in SECTION 6.01(e) of the Indenture) occurs and is continuing, the Trustee may or the Holders of not less than 25% in principal amount of the Notes outstanding on the date of determination may or may cause the Trustee to declare all the Notes to be due and payable immediately. Upon the occurrence of an Event of Default described in SECTION 6.01(e) (with respect to certain events such as bankruptcy and insolvency) of the Indenture, such an amount will IPSO FACTO become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Such Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, the Holders of not less than 25% in principal amount of the Notes outstanding on the date of determination may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the Trustee and/or the Collateral Agent or exercising any trust or power conferred on it or them. Such Holders, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

          13. TRUSTEE DEALINGS WITH ISSUER. The Trustee under the Indenture, in its individual or other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as the Trustee or resign.

          14. NO PERSONAL LIABILITIES OF TRUSTEES, OFFICERS, EMPLOYEES AND EQUITYHOLDERS. No officer, employee or equityholder (or directors, officers or employees of such equity holders or their equityholders) of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, the Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. CUSIP NUMBER. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Issuer has caused CUSIP numbers to be printed on the Notes and has requested the Trustee to use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          18. COLLATERAL DOCUMENTS. As provided in the Indenture and the Collateral Documents, and subject to certain limitations set forth therein, the Obligations of the Issuer under the Operative Documents are secured by the Collateral as provided in the Collateral Documents. Each Holder, by accepting a Note, agrees to be bound by all terms and provisions of the Collateral Documents, as the same may be amended from time to time. The Liens created under the Collateral Documents shall be released upon the terms and subject to the conditions set forth in the Indenture and the Collateral Documents.

          19. SUCCESSOR ENTITY. When a successor Person assumes all the obligations of its predecessor under the Operative Documents, the predecessor Person shall be released from such Obligations.

          The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture or the Collateral Documents. Request may be made to:

Jamboree LLC

------------------------

------------------------
Attention:
           -------------

                                ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

______________________________________________________________________________
                  (insert assignee's soc. sec. or tax I.D. no.)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
              (print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________
agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date: _____________________


                                     Your Signature: _________________________
                                          (Sign exactly as your name appears on
                                           the face of this Note)


Signature Guarantee:

                            ORIGINAL PURCHASE NOTICE

         The undersigned Holder elects to have this Note purchased by the Issuer pursuant to Section 3.08 of the Indenture. The certificate number of this Note is:







The portion of the principal amount of this Note (including the principal amount of this Note in excess of the Holder's pro-rata portion of the Excess Cash Flow Amount that the Holder would like to be purchased) that the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple of $1,000, is $_________.



Date:  ____________       Your Signature:  ___________________________

     (Sign exactly as your name appears on the face of this Note)


                                Signature Guarantee: